                                                                     Exhibit 2.1

                           STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT dated as of March 16, 2002 by and between Experian Holdings, Inc., a Delaware corporation ("Buyer") and Homestore.com, Inc., a Delaware corporation ("Seller"). Certain capitalized terms used in this Agreement are defined in Section 13.2 hereof.

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, Seller owns all of the capital stock outstanding on the date of this Agreement (the "Stock") of Homestore Consumer Information Corp., a Delaware corporation (together with all successor corporations thereof, the "Company");

          WHEREAS, Company owns all of the capital stock outstanding on the date of this Agreement of ConsumerInfo, Inc., a Delaware corporation (together with all successor corporations thereof, "ConsumerInfo"); and

          WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Stock on the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound, Buyer and Seller do hereby agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE/CLOSING

          1.1  Transfer of the Stock by Seller.  Subject to the terms and
               -------------------------------
conditions of this Agreement, Seller agrees to sell all of the right, title and interest in and to the Stock free and clear of all Encumbrances, and deliver the certificate representing the Stock, to Buyer at the

Closing. The certificate shall be properly endorsed for transfer to, or accompanied by a duly executed stock power in favor of, Buyer.

     1.2  Purchase of the Stock by Buyer; Purchase Price; Amount Payable at
          -----------------------------------------------------------------
Closing.
-------

          (a) Subject to the terms and conditions of this Agreement, Buyer agrees to purchase all of the right, title and interest in and to the Stock from Seller and to pay to Seller the Purchase Price. The "Purchase Price" shall be $130,000,000.

          (b) At the Closing, Buyer shall pay an amount equal to (X) the Purchase Price minus (Y) the Escrow Amount to Seller by wire transfer of funds immediately available in the City of Los Angeles, California; and

          (c) an amount equal to the Escrow Amount to the Escrow Agent (as defined in Section 1.4) to be held and applied pursuant to the Escrow Agreement (as defined in Section 1.4).

     1.3  The Closing. The Closing shall take place at the offices of O'Melveny
          -----------
& Myers, 400 S. Hope, Los Angeles, California 90071 on March 29, 2002, or as soon thereafter as is practicable, but not later than the second business day following the date that all conditions specified in Articles VI, VII and VIII have been satisfied or waived in accordance with this Agreement, or at such other place or on such other date as Seller and Buyer may mutually agree.

     1.4  Escrow. On the Closing Date, Buyer will deposit the Escrow Amount into
          ------
an escrow account with Citibank, N.A., as escrow agent (the "Escrow Agent"), pursuant to that certain Escrow Agreement (the "Escrow Agreement") dated as of the Closing Date among

Buyer, Seller and the Escrow Agent in the form attached hereto as Exhibit A. The Escrow Amount will secure the indemnification obligations of Seller under
Article X and Article XI.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Except as otherwise indicated on the Disclosure Schedule, Seller represents and warrants to Buyer as follows:

          2.1  Organization and Related Matters.  Seller and Company are each
               --------------------------------
corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Seller has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. Schedule 2.1(a) sets forth, as of the date
                                   ---------------
hereof, the name of each corporation of which the Company directly or indirectly owns shares of capital stock or other ownership having in the aggregate 50% or more of the total combined voting power as of the issued and outstanding shares of capital stock or ownership entitled to vote generally in the election of directors of such corporation (individually, a "Subsidiary" and collectively,
                                                ----------
the "Subsidiaries"), the equity capitalization of each Subsidiary and Company's
     ------------
direct or indirect ownership interest therein and the jurisdiction in which each Subsidiary was organized. Except as set forth on Schedule 2.1(a), neither
                                                  ----------------
Company nor any Subsidiary holds any Equity Securities in any Person. As of the Closing, Company will hold no Equity Securities in any Person other than ConsumerInfo. ConsumerInfo is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Neither the Company nor ConsumerInfo has agreed or is obligated to make, or bound by any Contract to make, any future investment in or capital contribution to any other Person. Neither the Company nor ConsumerInfo has, at any time, been a general partner of any general partnership, limited partnership or other Person. Schedule 2.1(b) sets forth the
                                                  ---------------
current directors and executive officers of the Company and ConsumerInfo. The Company and ConsumerInfo have all necessary corporate power and authority to own or lease their respective properties and assets, as applicable, and to carry on the Business as now conducted and are duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions, except where the failure to be so qualified or licensed is not material to the Business. Neither the Company nor ConsumerInfo is a registered or reporting company under the Exchange Act. True, correct and complete copies of the charter documents and by-laws, including all amendments, and minute books, of the Company and ConsumerInfo have been delivered to Buyer.

          2.2  Stock.  Seller beneficially and of record owns all of the shares
               -----
of capital stock of Company outstanding on the date hereof. Company beneficially and of record directly owns all of the outstanding Equity Securities of ConsumerInfo outstanding on the date hereof. All of such Equity Securities of Company and ConsumerInfo are owned free and clear of any Encumbrances. At the Closing, Buyer will acquire good title to and complete ownership of the Stock, free and clear of any Encumbrances. The authorized capital stock of Company consists of 40,000,000 shares of common stock, $0.01 par value, of which 1,000 shares are issued and outstanding on the date hereof. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Company or ConsumerInfo, or to restructure or recapitalize Company or ConsumerInfo. There are no outstanding Contracts of Seller, Company or ConsumerInfo to repurchase, redeem or otherwise acquire any Equity Securities of Company or ConsumerInfo. All outstanding Equity Securities of Company and ConsumerInfo are duly authorized, validly issued and outstanding and are fully paid and nonassessable, and were issued in conformity with applicable laws. There are no preemptive rights in respect of any Equity Securities of Company or ConsumerInfo. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or ConsumerInfo. There are no voting trusts, proxies, or other Contracts with respect to the voting of any capital stock of the Company or ConsumerInfo.

          2.3  Financial Statements; No Other Liabilities.
               ------------------------------------------

               (a) Seller has delivered to Buyer true, correct and complete copies of ConsumerInfo's audited balance sheets at June 30, 2000 and June 30, 2001 and an unaudited balance sheet of ConsumerInfo as of December 31, 2001 (the "Interim Balance Sheet") and the related financial statements (including balance sheet, statement of operations and accumulated deficit and, except with respect to the Interim Balance Sheet, statement of cash flows) for the periods then ending (the "Financial Statements"). Such Financial Statements have been prepared in conformity with GAAP in all material respects except as disclosed therein or in the footnotes thereto. The statements of operations and, with respect to the audited balance sheets, cash flows present fairly, in accordance with GAAP, in all material respects, the results of operations and cash flows of ConsumerInfo for the respective periods covered, and the balance sheets present fairly, in accordance with GAAP, in all material respects the financial condition of ConsumerInfo as of their respective dates. All of the financial books and records of the Company and ConsumerInfo have been made available to Buyer, and such books and records completely and fairly record in all material respects such entity's financial affairs.

               (b) Prior to August 24, 2001, to our knowledge, except as listed in Schedule 2.3(b), none of the revenues included in the Financial Statements
   ---------------
include any barter or
other forms of non-cash remuneration made to Company or ConsumerInfo and, except as listed in Schedule 2.3(b), nor include any revenues received from or
             ---------------
generated by any stockholder or Affiliate of the Company or ConsumerInfo. Since August 24, 2001, none of the revenues included in the Financial Statements include any barter or other forms of non-cash remuneration made to Company or ConsumerInfo and do not include any revenues received from or generated by any stockholder or Affiliate of the Company or ConsumerInfo other than revenues derived from Seller's network of websites. Other than as set forth in the Financial Statements or in Schedule 2.3(b), none of the expenses included in the
                           ---------------
Financial Statements include any payments or other forms of remuneration paid by Company or ConsumerInfo to any stockholder or Affiliate of the Company or ConsumerInfo.

          (c) Since August 24, 2001 to the date hereof, whether or not in the Ordinary Course, there has not been, occurred or arisen any change in or event affecting the Company that has had, or is reasonably likely to have, a Material Adverse Effect (other than matters of general applicability to Company's or ConsumerInfo's industry).

          (d) Neither Company nor ConsumerInfo has any material liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the Interim Balance Sheet, (ii) are reflected in the notes to the balance sheet included in the Financial Statements (iii) are disclosed in any of the Schedules to this Agreement, or (iv) were incurred after December 31, 2001, in the Ordinary Course.

          (e)  Except as set forth on Schedule 2.3(e), all outstanding accounts
                                      ---------------
receivable listed on the Interim Balance Sheet or accrued by the Company or ConsumerInfo after the date thereof and prior to the Closing Date arose in the Ordinary Course and are not subject to defenses, offsets or counterclaims, except to the extent reserved against on the Interim Balance Sheet in accordance with GAAP. Except as set forth on Schedule 2.3(e), neither Company nor ConsumerInfo has any
             ---------------
obligation to repay, return or forfeit any receivable collected by the Company or ConsumerInfo prior to the Closing Date, except to the extent reserved for in the Interim Balance Sheet in accordance with GAAP. Except as reflected in the Interim Balance Sheet neither Company nor ConsumerInfo has incurred any material liabilities to customers, suppliers or others for discounts, promotional allowances or otherwise.

          2.4  Taxes.  The representations contained in this Section 2.4 are
               -----
qualified to the knowledge of Seller with respect to any period prior to August 24, 2001. All federal Tax Returns and all material state, local and foreign Tax Returns that are required to be filed by or with respect to Company and ConsumerInfo on or before the Closing Date have been or prior to the Closing will be duly filed or an extension will be filed for, and all Taxes shown as due on such Tax Returns have been paid or will be paid in full. All such Tax Returns are, or will be when filed, complete and correct in all material respects. Company and ConsumerInfo have withheld all Taxes required to be withheld by them under the Federal Insurance Contributions Act, as amended, the Federal Unemployment Tax act, as amended, and other Taxes required to be withheld from amounts paid or owing to any employee or other person (including without limitation, to the extent withholding is required, any person considered a consultant by Company or ConsumerInfo) and have or will timely remit the same to the applicable Taxing Authorities. Neither Company nor ConsumerInfo is obligated to make any payment, nor is it a party to any agreement that under certain circumstances could obligate it to make any payment that is not deductible under Section 162(m) or 280G of the Code; nor is Company or ConsumerInfo obligated to pay or reimburse any person for excise taxes under Section 4999 of the Code. No issues relating to Company or ConsumerInfo that have been raised in writing by the IRS or any other taxing authority in connection with the examination of any of such Tax Returns or otherwise relating to the failure to pay any Taxes which are alleged to be due and owing, are currently pending. No federal, state, local or foreign Tax Return is currently under examination or audit and no written notice of any such examination or audit or similar examination has been received by Company or ConsumerInfo. All unpaid Taxes payable by Company or ConsumerInfo for periods (or portions thereof) ending on or before the date of the December 31, 2001 balance sheet, whether or not disputed, are adequately reserved against in accordance with GAAP in the December 31, 2001 balance sheet. Neither the Company nor ConsumerInfo is, or has been, a member of any combined, unitary or consolidated group other than a group including Seller or iPlace, Inc. or Memberworks Incorporated. Neither Company nor ConsumerInfo is party to or bound by any Tax allocation or Tax sharing agreement and does not have any current or potential contractual obligation to indemnify any other Person with respect to Taxes. Neither Company nor ConsumerInfo has any permanent establishment in any foreign country as defined in the relevant tax treaty between the United States of America and no foreign country has taken a position in writing that the operations of Company or ConsumerInfo are subject to taxation in that country.

          2.5  Material Contracts.  Schedule 2.5 lists, as of the date hereof,
               ------------------   ------------
each Contract which is a Material Contract. Each Material Contract is valid, binding and enforceable, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law. Each of Company and ConsumerInfo has duly performed all its obligations under each Material Contract to the extent that such obligations to perform have accrued. With respect to the Material Contracts, no breach or default or, to Seller's knowledge, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default by Company or ConsumerInfo thereunder, as the case may be, or, to Seller's knowledge, any other party or obligor with respect thereto, has occurred, except in each case for such as do not have, individually or in the aggregate, a Material Adverse Effect. Assuming the requisite Approvals and Permits set forth on Schedule 2.9 are sought and obtained and compliance
                         ------------
with the consent and notice requirements set forth in Schedule 2.5(b), the
                                                      ---------------
execution, delivery and performance of this Agreement will not contravene, conflict with or result in a breach or default under any Material Contract, except in each case for such as do not have, individually or in the aggregate, a Material Adverse Effect. True, correct and complete copies of the agreements identified in Schedule 2.5, including all amendments and supplements, have been
              ------------
delivered to Buyer. None of the Company, ConsumerInfo or Seller have received written notice, or otherwise has knowledge, of any plan or intent of any other party to terminate or fail to renew (upon their termination) any of the Material Contracts or to otherwise materially change their pattern of performance thereunder (including, without limitation, any reduction in the volume of transactions thereunder). To the knowledge of the Company and ConsumerInfo, no material customer, supplier or key strategic partner intends or has under consideration a proposal to cease doing business with, to materially alter the amount of business done with, or to materially alter the terms upon which it does business with the Company or ConsumerInfo in the Ordinary Course or as a result of the transaction contemplated herein.

     2.6  Changes.  Since December 31, 2001, there has not been:
          -------

          (a) Other than changes relating in general to the industry in which the Company and ConsumerInfo operates, any change in the assets, liabilities, financial condition, cash flows or operating results of Company from that reflected in the Interim Balance Sheet, except changes in the Ordinary Course, which have not had, and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (b) any damage, destruction or loss, whether or not covered by insurance, which has had or is reasonably likely to have a Material Adverse Effect;

          (c) any waiver by Company or ConsumerInfo of a valuable right or of a debt owed to it, except such as have not had, and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

          (d) any satisfaction or discharge of any lien, claim of encumbrance or payment of any obligation by Company or ConsumerInfo, except in the Ordinary Course;

          (e) except as set forth on Schedule 2.6(e), any change or amendment to
                                     ---------------
a Material Contract by which Company or ConsumerInfo or any of its assets or properties is bound or subject;

          (f) any change in the outstanding capital stock of Company or ConsumerInfo;

          (g) any loan, guaranty or other extension of credit to any Person or from Company or ConsumerInfo;

          (h) since August 24, 2001, except as described on Schedule 2.6(h), any
                                                            ---------------
material change in any compensation arrangement or agreement with any key employee or Company or ConsumerInfo; or

          (i) any change in the financial or tax accounting practices of Company or ConsumerInfo, except insofar as may be required by a change in GAAP; or

          (j) except as expressly provided for in Section 5.9 of this Agreement, any change in the cash management practices of Company or ConsumerInfo (including collection of receivables, payments of payables and dividends), other than in the Ordinary Course; or

          (k) any material transaction by Company or ConsumerInfo other than in the Ordinary Course.

     2.7  Properties.
          ----------

          (a) Except for any assets and properties that were disposed of since the date of the Interim Balance Sheet in the Ordinary Course, Company and ConsumerInfo have good title to or, in the case of leased assets and properties, valid leasehold interests in, all tangible real and personal assets and properties that they respectively own or lease and that are used in and material to conduct of the Business, including, but not limited to, all such assets that they respectively own or lease as reflected in the Interim Balance Sheet. Except for services provided as set forth in Section 5.10, such assets are sufficient for the conduct of the Business as currently conducted. None of such tangible assets or properties is subject to any Encumbrances other than Permitted Encumbrances. Schedule 2.7(a) lists in reasonable detail the tangible real and
              ---------------
personal property of Company and ConsumerInfo but may not list personal property that is immaterial in nature to the Business, has minimal cost or is not readily subject to identification and inventory (such as office supplies).

          (b) Company and ConsumerInfo do not own, and, with respect to Company, have never owned, any real property. With respect to ConsumerInfo, ConsumerInfo has not owned any real property since August 24, 2001 and, to the Company's knowledge, ConsumerInfo has never owned any real property. Schedule 2.7(b) sets
                                                            ---------------
forth a list of all real property currently leased, subleased or otherwise occupied by Company or ConsumerInfo (each a "Lease"). With respect to each property listed on Schedule 2.7(b):
                   ---------------

                 (i) the Lease is valid, binding, and enforceable, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, and there is not, under such Lease, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by Company or, to Seller's knowledge, any other party thereto; and

                 (ii) to Seller's knowledge, no third party to the Lease has repudiated any provisions thereof.

          (c) All material items of equipment owned or leased by Company or ConsumerInfo used in the Business are in adequate operating condition, regularly and properly maintained, subject to normal wear and tear, except, in each case, for such failures in condition and maintenance as do not have a Material Adverse Effect. The buildings, structures and improvements situated on the real estate leased by the Company or ConsumerInfo and appurtenances thereto (including, without limitation, utility and related services) are in reasonable operating condition (subject to normal wear and tear), and as such are adequate to conduct the Business.

     2.8  Intellectual Property.
          ---------------------

          (a) Paragraph (a) of Schedule 2.8 attached hereto sets forth a list of
                               ------------
all registered Intellectual Property owned by Company or ConsumerInfo ("Registrations"). The Registrations are valid and subsisting and Company or ConsumerInfo is the exclusive owner of, and enjoys all rights of ownership with respect to, the Registrations. Neither Company nor ConsumerInfo is a licensor nor a licensee with respect to any of the Registrations except in the Ordinary Course.

          (b) Paragraph (b) of Schedule 2.8 sets forth a list of all domain
                               ------------
names used or owned by Company or ConsumerInfo. The domain names are validly registered in Company's or ConsumerInfo's name or licensed for Company's or ConsumerInfo's use. Paragraph (b) of Schedule 2.8 sets forth a true, complete
                                     ------------
and correct list of all such licenses. Company or ConsumerInfo has the right to use all of the Intellectual Property as necessary or required to conduct its Business, except as listed on paragraph (b-2) of Schedule 2.8.
                                                 ------------

          (c) Company or ConsumerInfo has applied for the patents as set forth in Schedule 2.8(c). Schedule 2.8(c), in conjunction with Schedule 2.8(a),
   ---------------  ---------------                      ---------------
Schedule 2.8(b), Schedule 2.8 (e) and Schedule 2.8 (b-2), constitutes all the
---------------  ----------------     ------------------
Intellectual Property necessary for the Company and ConsumerInfo to conduct the Business, except as which would not, individually or in the aggregate, have a Material Adverse Effect. Company or ConsumerInfo is the licensee or exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the Business, including the sale of any products or the provision of any services by Company or ConsumerInfo.

        (d) None of Seller, Company or ConsumerInfo has received any written threat, demand or notice of claim from any person or entity asserting that Company's or ConsumerInfo's use of any of the Intellectual Property or the Registrations constitutes any infringement, interference, violation, misappropriation, breach or wrongful use of the intellectual property rights of any other person or entity and neither Company nor ConsumerInfo is a Party to any Action, Order or Contract (other than the licenses by which it obtains such property) restricting or seeking to restrict, in any manner the use, transfer, or licensing by Company or ConsumerInfo of any Intellectual Property used by the Company or ConsumerInfo in the conduct of the Business, or which may affect the validity, use or enforceability of such Intellectual Property by Company or ConsumerInfo. To Company's knowledge, the Company's and ConsumerInfo's Intellectual Property does not infringe, misappropriate or violate any Intellectual Property owned or controlled by any third party except as which would not, individually or in the aggregate, have a Material Adverse Effect.

        (e) Paragraph (e) of Schedule 2.8 sets forth each item of proprietary
                             ------------
software owned by Company or ConsumerInfo. All such proprietary software was created by employees or independent contractors, including any works for hire, and Company or ConsumerInfo is the exclusive owner of all right, title and interest therein, including all Intellectual Property rights therein by virtue of valid and enforceable Intellectual Property assignment agreements between Company or ConsumerInfo and each of the employees or independent contractors responsible for creating such software. Except as described in paragraph (e) of Schedule 2.8, no third-party software is integral
                              ------------
to Company's or ConsumerInfo's proprietary software (other than information feeds from subscription sources and operating systems and software programs of general availability and application, none of which is integral to the source codes of Company's or ConsumerInfo's proprietary software). Except as set forth in paragraph (e-1) of Schedule 2.8, the rights of Company or ConsumerInfo in the
                      ------------
proprietary software listed in paragraph (e) of Schedule 2.8, together with the
                                                ------------
proprietary software listed on Schedule 2.23 and the third-party software held
                               -------------
under valid operation licenses, constitute all material software used by Company or ConsumerInfo in the conduct of the Business.

          2.9  Authorization; No Conflicts.  The execution, delivery and
               ---------------------------
performance of this Agreement by Seller has been duly and validly authorized by the Board of Directors of Seller and by all other necessary corporate action on the part of Seller. This Agreement constitutes the legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by Seller will not directly or indirectly (a) contravene, conflict with, violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any provision of the charter documents or by-laws of Seller, Company or ConsumerInfo or any resolution adopted by the Board of Directors or shareholders of Seller or Company, (b) result in the imposition of any Encumbrance against any material asset or property owned, licensed or leased by Company or ConsumerInfo, or (c) contravene, conflict with or result in a violation of any Law or Order to which Company, ConsumerInfo or any of the assets owned licensed or leased by any of them are subject, each of clauses (b) through (c), for such contraventions, conflicts, violations, which, individually or in the aggregate, do have a Material Adverse Effect. Schedule
                                                                     --------
2.9 lists, as of the date hereof, all material Approvals and Permits required to
---
be obtained by Seller, Company or ConsumerInfo to consummate the purchase and sale of the Stock. Except for the Approvals and Permits identified on Schedule
                                                                      --------
2.9 as requiring that certain actions be taken by or with respect to a
---
Governmental Entity or other Person, the execution, delivery and performance of this Agreement by Seller will not require any filing or registration with, or the issuance of any Approval or Permit by, any Governmental Entity or other Person; except such that if not made or obtained would not have, individually or in the aggregate, a Material Adverse Effect.

          2.10 Legal Proceedings. Except as set forth in Schedule 2.10, as of
               -----------------                         -------------
the date of this Agreement, there is no Order or Action pending, or, to the knowledge of Seller, threatened, against Company or ConsumerInfo or any of their respective properties or assets. Except as set forth in Schedule 2.10, as of the
                                                        -------------
date of this Agreement, there is no Order or Action pending, or, to the knowledge of Seller, threatened, against Seller or any of its Affiliates which if adversely determined would have a Material Adverse Effect.

          2.11 Insurance. Schedule 2.11 lists, as of the date hereof, all
               ---------  -------------
insurance policies owned by Seller, Company or ConsumerInfo under which Company or ConsumerInfo is insured. All of such insurance policies to the extent Company or ConsumerInfo is insured thereby or participate therein, are in full force and effect and neither Seller, Company nor ConsumerInfo is in material default thereunder. Neither Company nor ConsumerInfo has been denied any insurance coverage that it has requested, nor has either Company or ConsumerInfo made, since

August 24, 2001, any material reduction in the scope or change in the nature of its insurance coverage.

          2.12 Permits. Company and ConsumerInfo hold all Permits that are
               -------
required by any Governmental Entity to permit them to conduct the Business as now conducted, and all such Permits are valid and in full force and effect, except, in each case, for those the absence of which do not have a Material Adverse Effect. No suspension, cancellation or termination of any material Permits is pending or, to the knowledge of Seller, threatened.

          2.13 Compliance with Law. Company and ConsumerInfo have conducted the
               -------------------
Business in all material respects in accordance with applicable Law (including the receipt of all Permits material to the conduct of the Business).

          2.14 Environmental Compliance. To the Seller's knowledge, the
               ------------------------
Company's and ConsumerInfo's properties are, in all material respects, in compliance with all applicable Environmental Laws, and neither Seller nor Company nor ConsumerInfo has knowledge or has received notice of any material unresolved violation, liability or alleged violation or liability of or pursuant to any Environmental Laws in the conduct of the Business, the ownership of its properties or the occupancy of any real estate.

          2.15 Dividends and Other Distributions. Other than as permitted by
               ---------------------------------
Section 5.9 this Agreement, there has been no dividend or other distribution of assets or securities by Company or ConsumerInfo, whether consisting of money, property or any other thing of value, declared, issued or paid subsequent to the date of the Interim Balance Sheet.

          2.16 Employee Benefits. Schedule 2.16 sets forth, as of the date
               -----------------  -------------
hereof, a complete list of all Employee Pension Benefit Plans (as defined in Section 3(2) of ERISA), Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA) and any other material employee benefit arrangements or employment, bonus, severance or similar agreements maintained by Company or ConsumerInfo or to which Company or ConsumerInfo contributes or to which the Company or ConsumerInfo would have any liability or obligation (collectively, the "Company Plans"). No Company Plan is subject to Title IV of ERISA, nor is any such plan a multiemployer plan (within the meaning of Section 3(37) of ERISA). With respect to each Company Plan:

               (a) such Company Plan has been administered in all material respects in accordance with its terms and, to the extent it is subject thereto, ERISA and the Code;

               (b) all contributions or other payments payable by Company or Seller which are due, if any, to or on account of such Company Plan have been paid in full;

               (c) Seller has made available to Buyer complete copies of the current plan documents with respect to the Company Plans, together with copies of any and all amendments thereof adopted through the date hereof;

               (d) there is no pending or threatened legal action, proceeding or investigation against such Company Plan or the assets of any of the trusts under such Company Plan that is reasonably likely to have a Material Adverse Effect; and

               (e) there have been no non-exempt "prohibited transactions" within the meaning of Section 406 of ERISA and Section 4975 of the Code or breaches of fiduciary duty with respect to such Company Plan that are reasonably likely to have a Material Adverse Effect.

          2.17 Bank Accounts, Powers, etc. Schedule 2.17 lists, each bank, trust
               --------------------------  -------------
company, savings institution, brokerage firm, mutual fund or other financial institution with which Company or ConsumerInfo has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto.

          2.18 Certain Interests. No Affiliate of Seller, Company or
               -----------------
ConsumerInfo nor any officer, director or affiliate thereof, (i) has any material interest in any property used in or pertaining to the Business or, to Seller's knowledge, any customer or supplier or other Person doing business with Company or ConsumerInfo or (ii) is a party to any Material Contract with the Company or ConsumerInfo other than Company Plans and the Continuing Intercompany Agreement.

          2.19 No Brokers or Finders. No agent, broker, finder or investment or
               ---------------------
commercial banker, or other Person or firms engaged by or acting on behalf of Seller, Company or ConsumerInfo or their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions, except for Morgan Stanley & Co. (for their services provided on behalf of Seller), as to which Seller shall have full responsibility and neither Company, ConsumerInfo nor Buyer shall have any liability. Neither Company nor ConsumerInfo has made any payments or advances to Morgan Stanley & Co. which pursuant to the preceding sentence are the obligation of Seller.

          2.20 Privacy Policies. Company and ConsumerInfo have provided true and
               ----------------
correct copies of all privacy policies adopted by them in connection with the Business. Neither Company nor ConsumerInfo has materially violated the applicable privacy policies posted on its web sites and both Company and ConsumerInfo have taken commercially reasonable steps to protect and maintain the confidential nature of the personal information provided to the Company or ConsumerInfo by Persons who do not consent to the disclosure of such information or have expressly requested that the Company or ConsumerInfo not disclose such information. To the knowledge of Company, all personally identifiable information collected by Company or ConsumerInfo has been used in accordance with the applicable privacy policy at the time of such collection.

          2.21 Fair Value. The Purchase Price was arrived at based on "arm's-
               ----------
length" negotiations between the parties, with each party represented by counsel and with Seller assisted by its financial adviser and, in Seller's opinion, constitutes fair value.

          2.22 Holding Company. Other than the Material Contracts which are the
               ---------------
subject of the second sentence of this Section 2.22, Company operates primarily as a holding company and has no material assets other than the Equity Securities of the Subsidiaries and, as of the Closing Date, will have no material assets other than the Equity Securities of ConsumerInfo and those Material Contracts. Other than the Material Contracts to which it is a party and which are listed on
Schedule 2.5 or on Schedule 2.22, Company is not party to any contract and has
                   -------------
not
incurred any material liabilities of any nature. Company has never had any employees (excluding directors or officers who have served without compensation from Company).

          2.23 Q-Space Intellectual Property. The Q-Space Intellectual Property,
               -----------------------------
consisting of all the assets listed on Schedule 2.23, constitutes all of the
                                       -------------
material assets used in the Business owned by Q-Space, Inc. as of the date hereof. The registrations set forth on Schedule 2.23 are valid and subsisting
                                       -------------
and, as of Closing, ConsumerInfo will be the exclusive owner of, enjoy all rights of ownership with respect to, such registrations. As of the Closing, ConsumerInfo will not be a licensor or licensee with respect to any of the registrations. As of the Closing, the domain names set forth on Schedule 2.23
                                                                -------------
will be validly registered in ConsumerInfo's name for ConsumerInfo's use. As of the Closing Date, ConsumerInfo will own and have good and exclusive title to, or have licensee interests to the Intellectual Property described in Schedule 2.23.
                                                                  -------------
As of the Closing, ConsumerInfo will be the licensee or exclusive owner of all trademarks and trade names listed on Schedule 2.23. There has been no written
                                     -------------
threat, demand or notice of claim from any person or entity asserting that the use of any of the Intellectual Property listed on Schedule 2.23 constitute any
                                                  -------------
infringement, interference, violation, misappropriation, breach or wrongful use of the intellectual property rights of any other person or entity and there is no Action, Order or Contract (other than the licenses by which it obtains such property) that would, as of the Closing, restrict or seek to restrict, in any manner the use, transfer or licensing of such Intellectual Property by ConsumerInfo in the conduct of the Business, or which would affect the validity, use or enforceability of such Intellectual Property by ConsumerInfo. To Company's knowledge, the Intellectual Property listed on Schedule 2.23 does not
                                                         -------------
infringe, misappropriate or violate any Intellectual Property owned or controlled by any third party. Schedule 2.23 sets forth each item of proprietary
                               -------------
software that is a Q-Space Asset.

All such proprietary software was created by employees or independent contractors, including any works for hire, and, as of the Closing, ConsumerInfo will be the exclusive owner of all right, title and interests therein.

     2.24   Disclaimer of Representations and Warranties. Seller acknowledges
            --------------------------------------------
and agrees that the purchase and sale of the Stock hereunder shall be without representation or warranty by Buyer, express or implied, except as specifically set forth in Article III.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

     3.1    Organization and Related Matters.  Buyer is a corporation duly
            --------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Buyer has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to carry on its business as now being conducted.

     3.2    Authorization; No Conflicts.  The execution, delivery and
            ---------------------------
performance of this Agreement by Buyer has been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer and its Affiliates. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by Buyer will not (a) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of Buyer, (b) result in the imposition of any Encumbrance against any material asset or property of Buyer, or (c) violate any Law, the violation of which has a material adverse effect on Buyer's ability to perform its obligations under this Agreement. Schedule 3.2 lists, as of the date hereof,
                                      ------------
all material Approvals and Permits required to be obtained by Buyer to consummate the purchase and sale of the Stock. Except for matters identified on
Schedule 3.2 as requiring that certain actions be taken by or with respect to a
------------
third party or Governmental Entity, the execution, delivery and performance of this Agreement by Buyer will not require any material filing or registration with, or the issuance of any material Approval or Permit by, any third party or Governmental Entity.


     3.3    No Brokers or Finders.  No agent, broker, finder or investment or
            ---------------------
commercial banker, or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions, except for Digital Coast Partners, LLC (for their services provided on behalf of Buyer), as to which Buyer shall have full responsibility and Seller shall not have any liability.

     3.4    Legal Proceedings.  There is no Order or Action pending, or to
            -----------------
the knowledge of Buyer, threatened, against or affecting Buyer or any of its properties or assets that individually or when aggregated with one or more other Actions has or, if determined adversely to the interest of Buyer, might reasonably be expected to have, a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

     3.5    WARN Act.  Buyer is not planning or contemplating, and has not made
            --------
or taken, and will not take any decisions or actions concerning Company or ConsumerInfo after the Closing that would require the service of notice under the Worker Adjustment and Retraining Act of 1988 (the "WARN Act") at or prior to the Closing.

     3.6    Investment Representation.  Buyer is acquiring the Stock from Seller
            -------------------------
for Buyer's own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof.

     3.7    Investment Experience.  Buyer understands that the purchase of the
            ---------------------
Stock pursuant to this Agreement involves substantial risk. Buyer can bear the economic risk of such Buyer's investment in the Stock and has such knowledge and experience in financial or business matters that such Buyer is capable of evaluating the merits and risks of this investment in the Stock and protecting its own interests in connection with this investment. Buyer is an "accredited investor" as defined in 15 U.S.C. 77b(15)(ii).

     3.8    Fair Value.  The Purchase Price was arrived at based on "arm's-
            ----------
length" negotiations between the parties, with each party represented by counsel and, in the opinion of Buyer, constitutes fair value.

     3.9    Disclaimer of Representations and Warranties.  Buyer acknowledges
            --------------------------------------------
and agrees that the purchase and sale of the Stock hereunder shall be without representation or warranty by Seller, express or implied, except as specifically set forth in Article II.

                                   ARTICLE IV

                  COVENANTS WITH RESPECT TO CONDUCT OF COMPANY

                                PRIOR TO CLOSING

     4.1       Access.  Seller shall and shall cause Company and ConsumerInfo to
               ------
authorize and permit Buyer, its representatives (which term shall be deemed to include its independent accountants, financial advisers, agents and counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Business, to all of its properties, books, records, operating instructions and procedures and all other information with respect to the Business as Buyer may from time to time request, and to make copies of such books, records and other documents and to discuss the Business with the officers of the Company and ConsumerInfo as is reasonably necessary or appropriate for the purposes of preparing to transition control of the Business and in connection with obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement; provided, however, that under no circumstances shall Seller be
           --------  -------
required to provide to Buyer, its prospective financing sources and their respective representatives access to any privileged attorney-client communications or attorney work-product.

     4.2       Conduct of Business.  Except as set forth on Schedule 4.2,
               -------------------                          ------------
between the date of this Agreement and the Closing Date:

        (a) Seller shall promptly notify Buyer of any Material Adverse Effect, any material Action or Order or the breach, to its knowledge, in any material respect, of any provision hereof binding upon the Company, ConsumerInfo or Seller; and

        (b) Seller shall not and shall cause Company and ConsumerInfo not to, without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

        (1) conduct the Business in any manner except in the Ordinary Course;

        (2) change its cash management practices (including collection of receivables and payments of payables), other than in the Ordinary Course;

        (3) terminate, or fail to use commercially reasonable efforts to renew or preserve, any material Permits;

        (4) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee, stockholder or any of its Affiliates, except pursuant to the Company Plans;

        (5) grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof), or any material increase in salary or benefits of any officer, director or key employee or pay any special bonus to any person, except for (i) any increase or bonus mandated by any of the Company Plans, (ii) any normal increase or bonus in connection with a promotion, and (iii) annual merit salary increases in the Ordinary Course; provided, that the amounts in each of (i) through (iii) shall
                 --------
not be in excess of $25,000 individually;

        (6) sell, transfer, mortgage, encumber or otherwise dispose of any assets or properties except dispositions of assets in the Ordinary Course or in accordance with Sections 4.7 or 4.8;

        (7) issue, sell, redeem or acquire for value, or agree to issue, sell, redeem or acquire for value, any Equity Securities of Company or ConsumerInfo, except as in accordance with Section 4.7 and 4.8;

        (8) declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to its stockholders, or split, combine, dividend, distribute or reclassify any shares of its Equity Securities, except in accordance with Section 5.9 or in accordance with Sections 4.7 or 4.8;

        (9)  change or amend its certificate of incorporation or bylaws;

        (10) amend the Continuing Intercompany Agreement;

        (11) terminate, amend or fail to use its commercially reasonable efforts to renew any existing insurance coverage;

        (12) other than trade payables incurred in the Ordinary Course, agree to incur any obligations or liabilities (absolute or contingent) that call for payment by Company or ConsumerInfo of more than $100,000 in any specific case or $1,000,000 in the aggregate;

        (13) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations (other than advances to or from Seller made in the Ordinary Course) of Company or ConsumerInfo;

        (14) make any investment, by purchase, contributions to capital, property transfers, or otherwise, in any other Person;

        (15) other than as expressly provided herein, make any Tax election or make any change in any method or period of accounting or in any accounting policy, practice or procedure;

        (16) dispose of or fail to use commercially reasonable efforts to preserve any material Intellectual Property it owns or any rights to use such;

        (17) take any action which would cause any of the representations or warranties set forth in Article II to be untrue in any material respect as of the Closing Date;

        (18) enter in to or amend any agreement or transaction with Seller or any of its Affiliates;

        (19) enter into or amend any Material Contract; or

        (20) agree to or make any commitment to take any actions prohibited by this Section 4.2(b).

     4.3     Permits and Approvals.  Seller and Buyer shall use their
             ---------------------
commercially reasonable efforts to obtain, and will promptly prepare all registrations, filings and applications, requests and notices in order to obtain, all Approvals and Permits identified on Schedules 2.9 and 3.2. Buyer and Seller shall each bear half of any out-of-pocket costs, expenses incurred or fees paid to Governmental Entities in order to obtain such Approvals and Permits, including fees paid or expenses incurred in connection with any and all filings or proceedings required under the Hart-Scott-Rodino Act and state or federal securities laws. To the extent that the Approval of a third party with respect to any Material Contract is required in connection with the transactions contemplated by this Agreement but is not obtained prior to the Closing Date, Buyer and Seller shall cooperate in good faith to develop an alternative arrangement to ensure that Buyer obtains the benefits of each such Material Contract consistent with the economic results intended by this Agreement; provided that none of Company,
                                                 --------
ConsumerInfo, Buyer or Seller shall be required to incur any out-of-pocket expenses in connection with the same.

          4.4  Government Filings.  Buyer and Seller shall promptly make any and
               ------------------
all filings required under the Hart-Scott-Rodino Act and any other Law requiring filings with any Governmental Entity with respect to the transactions contemplated hereby. Subject to such confidentiality restrictions as may be reasonably requested, Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of such Laws. Seller and Buyer will immediately supply to each other copies of all correspondence, filings or communications, by such party or its Affiliates with any Governmental Entity or members of its staff, with respect to the transactions contemplated by this Agreement and any related or contemplated or inconsistent transactions, except for documents filed pursuant to Item 4(c) of the Hart-Scott Rodino Notification and Report Form or communications regarding the same.

          4.5  Preservation of Business Prior to Closing Date.  During the
               ----------------------------------------------
period beginning on the date hereof and ending on the Closing Date, (a) Seller will use its commercially reasonable efforts to preserve the Business and to preserve the goodwill of customers, suppliers and others having business relations with the Company, ConsumerInfo or the Business and (b) Seller and Buyer will consult with each other concerning, and Seller will cooperate with Buyer in connection with Buyer's efforts to keep the services of the officers and employees of the Company and ConsumerInfo that Buyer may wish to have the Company or ConsumerInfo retain.

Nothing in this Section 4.5 shall obligate Buyer, the Company or ConsumerInfo after the Closing to retain or offer renewed employment to any officer or employee of the Company.

     4.6  Acquisition Proposals.
          ---------------------

          (a) Seller (and its subsidiaries and Affiliates) shall not, and Seller (and its subsidiaries and Affiliates) shall cause their respective officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors not to, directly or indirectly, (1) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (2) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or ConsumerInfo or afford access to the business, properties, assets, books or records of the Company or ConsumerInfo to, or assist, participate in, cooperate with, facilitate or encourage any effort by any Third Party to make, an Acquisition Proposal, (3) approve, endorse or recommend any Acquisition Proposal or (4) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal. Seller shall promptly provide written notice to Buyer to the effect that it has received an Acquisition Proposal, including the identity of the Person making the Acquisition Proposal and the terms and conditions of the Acquisition Proposal. Except as permitted by Section 4.6(b), Seller shall, and shall cause each of its subsidiaries to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by Seller, any of its subsidiaries or any officer, director, employee or affiliate of, or investment banker, attorney, accountant or other advisor or representative of, Seller or any of its subsidiaries with parties conducted heretofore with respect to any of the foregoing.

        (b) Notwithstanding the foregoing, Seller may (i) negotiate and participate in discussions and negotiations with a Third Party concerning an Acquisition Proposal if such Third Party, which has not been solicited by or on behalf of the Seller after the date hereof or which did not otherwise result from a breach of this Section 4.6, has submitted a Superior Proposal and (ii) enter into an agreement with respect to a Superior Proposal at any time after the second business day following Buyer's receipt of written notice advising Buyer that the Board of Directors of the Seller has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; provided that Seller
                                                          --------
shall not enter into an agreement with respect to a Superior Proposal unless Seller shall have furnished Buyer with written notice not later than noon (New York time) two business days in advance of any date that it intends to enter into such agreement and shall have caused its financial and legal advisors to negotiate with Buyer to make such amendments to the terms and conditions of this Agreement as would make this Agreement as so amended at least as favorable to Seller from a financial point of view as the Superior Proposal. In addition, if Seller proposes to enter into an agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Buyer the Break-up Fee by wire transfer of immediately available funds.

        (c) The parties acknowledge that Seller, Company and ConsumerInfo may receive unsolicited Acquisition Proposals, that the receipt of such unsolicited Acquisition Proposals does not in itself constitute a violation of this Section
4.6 or entitle Buyer to the Break-Up Fee and that contact by Seller, Company and ConsumerInfo with the senders of such unsolicited Acquisition Proposals solely in order to inform them that the Seller is subject to a definitive agreement to sell the Company (without disclosing the terms of this Agreement) does not constitute a violation of this Section 4.6 or entitle Buyer to the Break-Up Fee.

     4.7  Transfer of Q-Space Assets. Except as pursuant to Section 5.11, prior
          ---------------------------
to the Closing Seller will cause Company to transfer all of the Q-Space Intellectual Property to ConsumerInfo for cash consideration paid prior to the Closing.

     4.8  Dividend of Equity Securities of Subsidiaries other than ConsumerInfo.
          ---------------------------------------------------------------------
Prior to the Closing Seller shall cause Company to dividend or, with the consent of Buyer, which shall not be unreasonably withheld, otherwise transfer all of the Equity Securities of all Subsidiaries other than ConsumerInfo to Seller or an Affiliate of Seller.

     4.9  Notice and Consent Provisions of Material Contracts. Prior to the
          ---------------------------------------------------
Closing Seller shall use its commercially reasonable efforts to obtain the consents and comply with the notice provisions set forth in Schedule 2.5(b).
                                                            ---------------
Buyer and Seller shall each bear half of any out-of-pocket costs, expenses incurred or fees paid to Equifax or Transunion in connection with obtaining consents of such Persons with respect to the transactions contemplated by this Agreement; provided, however that, with respect to any payments to Equifax or
           --------
Transunion, Buyer shall be responsible for half of such payment only to the extent it consents to the payment, which shall be in its sole discretion.


                                   ARTICLE V

                        ADDITIONAL CONTINUING COVENANTS


     5.1  Seller's Post-Closing Access.
          ----------------------------

        (a) Subject to Section 11.5(e) hereof (relating to the preservation of Tax records), Seller and Buyer agree that each of them shall preserve and keep the records held by it, their subsidiaries or their Affiliates relating to the business of the Company and ConsumerInfo for a period of three years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party, including without limitation in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of Seller or Buyer or any of their Affiliates or in order to enable Seller or Buyer to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby. In the event Seller or Buyer wishes to destroy such records after that time, such party shall first give ninety days' prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety day period, to take possession of the records within one hundred and eighty days after the date of such notice.

        (b) Buyer shall cause Company and ConsumerInfo to make available to Seller all financial, Tax and other information (including the Books and Records) reasonably required by Seller in connection with (a) any audit or other investigation by any taxing authority or any required reports or submissions (including any consolidated financial or statutory reporting obligations of Seller or its Affiliates) to Governmental Entities with respect to Company or ConsumerInfo relating to any period (or portion thereof) ending on or before the Closing Date, and (b) matters relating to insurance coverage of Company, third-party litigation, claims, proceedings and investigations. Any information obtained pursuant to this Section 5.1 or pursuant to any other section hereof (including Section 11.5(e)) providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be subject to Section 12.2.

     5.2  No Rights to Seller Intellectual Property. Buyer acknowledges and
          -----------------------------------------
agrees that Company and ConsumerInfo shall not have, and Buyer shall not acquire pursuant to this Agreement, any rights of ownership or use whatsoever with respect to any Intellectual Property of any kind that is owned by Seller or any Affiliate of Seller other than Company or ConsumerInfo or that constitutes Q-Space Intellectual Property, including, but not limited to, the names and Marks "Homestore," and any derivatives thereof. Buyer agrees that, effective as of the Closing, it shall cause Company and ConsumerInfo to immediately cease and desist from any use of any such Intellectual Property in connection with any advertising, marketing, or solicitation efforts, and not later than 120 days after the Closing Date, to cease and desist from any other use of any such Intellectual Property.

     5.3  Insurance; Indemnity Obligations.
          --------------------------------

          (a) Seller shall maintain in effect, with respect to Company and ConsumerInfo until 12:00 a.m. on the date following the Closing Date all casualty and liability insurance policies listed on Schedule 2.11 (or comparable
                                                    -------------
replacement policies). Effective at 12:01 a.m. on the date following the Closing Date, all insurance coverage maintained by Seller under which Company and ConsumerInfo are insured, including any and all bonds or other indemnity obligations, shall be cancelled and terminated by Seller (except to the extent that they may not, by their terms, be so cancelled or terminated). All premium refunds paid to Seller relating to insurance covering Company shall be the property of Seller, regardless of whether such refunds are paid on, before or after the Closing Date.

        (b) Company and ConsumerInfo shall continue to be entitled to such claims or rights to receive any insurance proceeds under pre-Closing insurance covering Company and ConsumerInfo as Seller may have, to the extent such coverage was maintained on an "occurrence" basis. From and after the Closing Date, Seller and Buyer shall cooperate in connection with the adjustment and administration of claims under all such insurance coverage. Buyer, Company and ConsumerInfo shall be responsible for any deductible, retention or other charge provided for by the terms of any such coverage. Buyer shall be responsible for all premium audits and future retrospective premium increases or returns for all "open" years with respect to retrospectively rated workers' compensation and employer's liability coverage and similar experience-rated insurance.

        (c) Buyer and Seller shall cooperate to ensure that no certificates of insurance indicating coverage under Seller (or by reason of being a subsidiary or Affiliate of Seller) shall be issued after the Closing Date and that all such insurance certificates which are outstanding as of the Closing Date are promptly returned to Seller. In the event that Seller is unable to notify the holder of a certificate of insurance indicating such coverage of the termination of coverage as of the Closing Date, or Seller is unable to cancel or terminate any such coverage as of the Closing Date, and Seller or its insurer thereafter receives a claim or purported claim under any such coverage, Buyer shall be responsible for all Losses incurred by Seller or its insurers in respect of the same.

        (d) Buyer shall use commercially reasonable efforts (i) to substitute itself for Seller or Affiliates, as of the Closing Date, with respect to each guaranty, bond or other indemnity obligation of Seller relating to the Business up to an aggregate of $50,000, a complete list of which will be delivered at Closing, and (ii) to cause Seller or Affiliates to be forever released from all liability in respect thereof for events which occur after the Closing Date. Buyer shall be responsible for, and indemnify and hold harmless Seller from, all Losses incurred by it or its insurers under any such guaranty, bond or other indemnity obligation up to $50,000 in the aggregate.

     5.4   WARN Act.  Buyer agrees that it will not take any action which causes
           --------
the notice provisions of the WARN Act to be applicable to Seller or, prior to the Closing, the Company or ConsumerInfo in connection with the transactions contemplated by this Agreement.

     5.5   Intercompany Agreement.  Buyer agrees to perform or cause Company and
           ----------------------
ConsumerInfo to perform all of the obligations of Company and ConsumerInfo under such agreement. Except with respect to the Continuing Intercompany Agreement, Buyer and Seller acknowledge and agree that all Contracts between Company and ConsumerInfo on the one hand, and Seller or any of its Affiliates other than Company and ConsumerInfo on the other hand, shall be terminated as of the Closing Date without further payment by or obligation of either party thereto.

     5.6   Mutual Releases.
           ---------------

           (a) As of the Closing Date, Seller, on behalf of itself and its Affiliates, does hereby forever release, discharge and acquit the Company and ConsumerInfo from any and all manner of action or actions, cause or causes of action whether class, derivative or individual in nature, in law or in equity for indemnity or otherwise, suits, debts, liens, commitments, contracts, agreements, obligations, promises, liabilities, claims, demands, damages, losses, costs, or expenses, of any kind or nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent ("Claims") based upon, arising from, or in any way connected with or related to any act, omission, or state of facts taken or existing on or prior to the Closing Date. Notwithstanding the foregoing, Seller and its Affiliates are not releasing hereunder Company or ConsumerInfo with respect to any claims: (i) arising under the terms of this Agreement or the Escrow Agreement, and the transition service agreements described in Schedule 5.10 or (ii) arising under the Continuing Intercompany Agreement.

        (b) As of the Closing Date, Company and ConsumerInfo do hereby forever release, discharge and acquit the Seller all Claims based upon, arising from, or in any way connected with or related to any act, omission, or state of facts taken or existing on or prior to the Closing Date. Notwithstanding the foregoing, Company and ConsumerInfo are not releasing hereunder Seller with respect to any claims: (i) arising under the terms of this Agreement or the Escrow Agreement, and the transition service agreements described in Schedule
5.10 or (ii) arising under the Continuing Intercompany Agreement.

        (c) Seller, Company and ConsumerInfo further agree that any and all rights granted to them under Section 1542 of the California Civil Code or any analogous state law or federal law or regulation are hereby expressly waived. Said Section 1542 of the Civil Code of the State of California reads as follows:

                 A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                 WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
                 TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     5.7  Facilities.  Seller shall take all reasonable efforts to effect the
          ----------
assignment to Buyer (or if acceptable to the applicable landlord, the Company or ConsumerInfo) of the real property leases set forth on Schedule 5.7 and Buyer
                                                       ------------
(or if acceptable to the applicable landlord, the Company or ConsumerInfo) shall assume all obligations of Seller under such leases as of the Closing Date.

     5.8  Nonsolicitation; Non-compete; Confidentiality.
          ---------------------------------------------

          (a) During the period beginning on the date of this Agreement and ending two years after the Closing Date, neither Seller nor any of its controlled Affiliates, on the one hand, nor Buyer, on the other hand (nor any of its controlled Affiliates), will, without the other's prior consent (which consent may be withheld in the other's sole discretion), directly or indirectly, solicit for employment, in the case of Seller, any employee of the Company or ConsumerInfo, and in the case of Buyer, any employee of Seller or any of its subsidiaries. For purposes of this Section 5.8, the term "solicit" shall be deemed not to include advertisements or other generalized employment searches, including advertisements in various media (including trade media) or any job postings system not specifically directed to a particular employee.

          (b) Except as provided in Section 5.8(c) or as expressly provided by the Continuing Intercompany Agreement, neither Seller nor any of its controlled Affiliates will for two years from the Closing Date, directly or indirectly, as an owner, partner, shareholder, joint venturer, corporate officer, director, employee, manager, consultant, principal, trustee or licensor, or in any other capacity whatsoever of or for any Person:

          (1) own, manage, operate, control or participate in the ownership, management, operation, or control of, serve as a technical advisor to any business that engages in the business of online and offline marketing, sale and provision of credit information and credit reporting-related products (the "Competing Business"); or

          (2) solicit, divert, take away, or attempt to solicit, divert, take away, the business or patronage of any of the clients, customers or suppliers of the Company or ConsumerInfo; or

          (3) lend or allow its name or reputation to be used or otherwise allow its skill, knowledge of experience to be used by any Competing Business.

     The restrictions in this Section 5.8(b) will be effective (w) in the counties of Los Angeles and Ventura, (x) in the state of California, (y) in the United States of America, and (z) throughout the world (each a "Restricted Territory"). Seller acknowledges that the Business, given that it is conducted on the Internet, is national and international, rather than local, in scope.

          (c) Nothing contained in this Agreement shall prohibit Seller or its Affiliates from:

          (1) acquiring or holding shares of capital stock or a partnership or other equity interest in any person that engages within a Competing Business in a Restricted Territory, where such shares or interest represent no more than 10% of the outstanding voting power in such person; provided, however, that in any
                                                --------
such case, such shares or interests are purchased and/or held solely for investment purposes and Seller or its Affiliates are not in control of such Person; or

          (2) acquiring (whether by merger, consolidation, stock or asset purchase or other similar transaction) all or substantially all of the business of any person whose principal business is not the Competing Business but that engages in a Competing Business within a Restricted Territory; provided, however, that, within twelve months
                               --------  -------
after its acquisition, Seller or its Affiliates shall (A) use all commercially reasonable efforts to sell the portion of the business of such person which is then operating as a Competing Business within a Restricted Territory and (B) give Buyer the reasonable right to participate in any sales process with respect to the sale of such portion of the business.

        (d) Seller has had access to information of a confidential nature that has great value to the Business and constitutes a substantial basis upon which the Business is predicated. Such information includes trade secrets, customer or supplier lists, pricing information, marketing arrangements, strategies, business plans, internal performance statistics, training manuals, and other information concerning Company or ConsumerInfo that is competitively sensitive or confidential (the "Confidential Information"). Seller will treat the Confidential Information with the same care as it treats its own proprietary information.

        (e) The Seller acknowledges that the restrictions in this Section 5.8 are reasonable both individually and in the aggregate and that the duration, geographic scope, extent and application of each of such restrictions are no greater than is necessary for the protection of Buyer's legitimate business interest, which include but are not limited to Company's and ConsumerInfo's trade secrets and other valuable confidential business information acquired by Buyer, its substantial relationships with prospective or existing customers and suppliers, and the goodwill associated with the Business.

        (f) The parties hereto intend that the covenants in Section 5.8(b) will be construed as a series of separate covenants, each consisting of the covenants in Section 5.8 for each of the Restricted Territories. Except for the Restricted Territories, all such separate covenants will be deemed identical. The parties hereto desire and intend that this Section 5.8 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision of this Section 5.8 is adjudicated to be invalid or unenforceable, (i) each of the parties hereto agrees that if such provisions would be valid or enforceable if some part or parts of them were deleted or the period or area of application reduced, the applicable restrictions will apply with the modifications necessary to make them valid and enforceable, and (ii) such adjudication will apply only with respect to the operation of this Agreement in the particular jurisdiction in which the adjudication is made, and the unenforceable covenant will be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions of time) to be enforced.

            (g) Seller and Buyer recognize and agree that a breach of their respective covenants set forth in this Section 5.8 could cause irreparable harm to the other, that remedies at law in the event of such breach would be inadequate, and that accordingly, in the event of such breach, a restraining order or injunction or both may be issued against it, in addition to any other rights and remedies which are available. If this Section 5.8 is more restrictive than permitted by the Laws of any jurisdiction in which enforcement is sought, this Section 5.8 shall be limited to the extent required to permit enforcement under such Laws.

     5.9    Dividends.  At any time prior to the Closing, the Company may pay
            ---------
cash dividends to its shareholder of record as of the date thereof; provided that (i) Seller has otherwise complied with Section 4.2, and (ii) ConsumerInfo has at least $2,000,000 of cash on hand immediately after the Closing. Buyer shall as promptly as practicable following the 90th day after the Closing notify Seller of the amount of cash payments made by ConsumerInfo during such 90 days as a result of cancellations or refunds of membership sales made on or prior to the Closing Date (the "Cash Payments"). Buyer shall provide reasonable documentation to support such calculation and any disputes shall be handled under Section 14.15. To the extent that the Cash Payments exceed $2,000,000, Seller shall promptly pay Buyer the amount of such excess. To the extent that the Cash Payments are less than $2,000,000, Buyer shall promptly pay Seller the amount of such deficit.

     5.10  Transition Services.   Seller and Buyer shall use reasonable efforts
           -------------------
to enter into arrangements for the provisions of transition services including those listed on Schedule 5.10.
                -------------

     5.11  Transfer of Q-Space Intellectual Property After Closing.  To the
           -------------------------------------------------------
extent that Buyer reasonably determines that any Q-Space Intellectual Property was not transferred prior to the Closing or any other assets used in the Business owned by Q-Space, Inc. were not transferred to ConsumerInfo prior to the Closing, Seller shall execute and deliver such additional instruments of conveyance and transfer as Buyer may reasonably request in order to more effectively vest in ConsumerInfo such Q-Space Intellectual Property and assets.

                                   ARTICLE VI

                         GENERAL CONDITIONS OF PURCHASE

     The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by each of the parties hereto:

     6.1   No Orders; Legal Proceedings.  No Law or Order shall have been
           ----------------------------
enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending by any Governmental Entity at what would otherwise be the Closing Date, which prohibits or would (if successful) prohibit the sale and purchase of Stock contemplated by this Agreement.

     6.2   Approvals. To the extent required by applicable Law, all material
           ---------
Permits and Approvals required to be obtained from any Governmental Entity and listed on Schedule 2.9 or 3.2 in connection with the sale of the Stock hereunder shall have been received or obtained on or prior to the Closing Date, and any applicable waiting period under the Hart-Scott-Rodino Act or comparable applicable pre-merger notification statutes of foreign Governmental Entities shall have expired or been terminated, except to the extent that noncompliance with any such foreign pre-merger notification statute is not reasonably likely to have a material adverse impact on the transactions contemplated by this Agreement.

     6.3   Escrow Agreement. On or prior to the Closing Date, Buyer, Seller and
           ----------------
Escrow Agent shall have executed and delivered the Escrow Agreement.

                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by Buyer:

     7.1   Representations and Warranties and Covenants of Seller.  The
           ------------------------------------------------------
representations and warranties of Seller herein contained shall be true in all material respects (provided, however, that where a representation or warranty is already qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition) at the Closing Date with the same effect as though made at such time, Seller shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed, or complied with by it, on or prior to the Closing Date, and Seller shall have delivered to Buyer a certificate of Seller ("Seller's Closing Certificate") dated as of the Closing Date and signed by its General Counsel to such effect. The representations and warranties made by Seller in Seller's Closing Certificate shall constitute, upon execution and delivery thereof, representations and warranties of Seller for all purposes of this Agreement including Article II hereof.

     7.2  Resignation of Directors.  The directors of Company and ConsumerInfo
          ------------------------
shall have submitted their respective resignations in writing to Company and ConsumerInfo, as applicable. Such resignations shall be effective as of the Closing.

     7.3  No Material Adverse Change.  Since the date of this Agreement no event
          --------------------------
shall have occurred which has caused or is reasonably likely to result in, a Material Adverse Effect other than (i) any event, change, circumstance relating in general to the industry in which the Company or ConsumerInfo operates or (ii) the lack of obtaining the consent of Equifax to the assignment of its agreements with Company or ConsumerInfo pursuant to the change of control of Company or ConsumerInfo as a result of the transactions contemplated by this Agreement.

     7.4  Legal Opinion.  Buyer shall have received the legal opinion of
          -------------
O'Melveny & Myers LLP, special counsel to Seller in the form attached as Exhibit
                                                                         -------
B.
--

     7.5  Transfer of Q-Space Intellectual Property.  Seller shall have
          -----------------------------------------
delivered to Buyer evidence reasonably satisfactory to Buyer that pursuant to
Section 4.7 the Q-Space Intellectual Property has been transferred to ConsumerInfo in accordance with Section 4.7.

          7.6  Dividend of Equity Securities other than ConsumerInfo.  Seller
               -----------------------------------------------------
shall have delivered to Buyer evidence reasonably satisfactory to Buyer that the Equity Securities of all Subsidiaries other than ConsumerInfo have been transferred to Seller pursuant to Section 4.8.

          7.7  No Action.  Except for the iPlace Litigation, no Action shall
               ---------
have been instituted and remain pending by any Third Party which, in the reasonable judgment of Buyer after consultation with its counsel, Seller and Seller's counsel, would result in an Order that would (i) prohibit or restrict the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to operate the businesses of Company or ConsumerInfo, or (iv) affect adversely the right of the Company or ConsumerInfo to own its assets and to operate its businesses, except in the cases of (iii) and (iv) would not constitute a Material Adverse Effect. However, if any Action is brought alleging substantially similar issues of law and fact as the iPlace Litigation or if additional plaintiffs are added to the iPlace Litigation, then Buyer must determine, in its reasonable judgment after consultation with its counsel, Seller and Seller's counsel, that such Action or additional plaintiffs increases the likelihood that an Order would be granted to
(i) prohibit or restrict the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to operate the businesses of Company or ConsumerInfo, or (iv) affect adversely the right of the Company or ConsumerInfo to own its assets and to operate its businesses, except in the cases of (iii) and (iv) would not constitute a Material Adverse Effect, in order to not consummate the Closing due to the failure to satisfy this condition.

          7.8  Good Standing.  Seller shall have delivered evidence reasonably
               -------------
satisfactory to Buyer of the good standing of Seller, Company and ConsumerInfo in the State of Delaware as of a date within 7 days of the Closing Date.

          7.9  Employee Bonuses.  Seller shall have paid employees of
               ----------------
ConsumerInfo an amount of at least $225,000 in the aggregate for bonuses related to 2001 on or prior to the Closing Date.

                                  ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF SELLER

          The obligations of Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Seller:

          8.1  Representations and Warranties and Covenants of Buyer.  The
               -----------------------------------------------------
representations and warranties of Buyer herein contained shall be true in all material respects (provided, however, that where a representation or warranty is already qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition) at the Closing Date with the same effect as though made at such time, Buyer shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed, or complied with by it, on or prior to the Closing Date, and Buyer shall have delivered to Seller a certificate of Buyer ("Buyer's Closing Certificate") dated as of the Closing Date and signed by its President to such effect. The representations and warranties made by Buyer in Buyer's Closing Certificate shall constitute, upon execution and delivery thereof, representations and warranties of Buyer for all purposes of this Agreement including Article III hereof.

                                   ARTICLE IX

                      TERMINATION OF OBLIGATIONS; SURVIVAL

          9.1  Termination of Agreement.  Anything herein to the contrary
               ------------------------
notwithstanding, this Agreement and the transactions contemplated by this Agreement shall automatically terminate, without any notice, demand or action by either party, if the Closing does not occur on or before the close of business on May 15, 2002 unless extended (i) by mutual, written consent of Buyer and Seller or (ii) by the written election of either Buyer or Seller for an additional period not to exceed 60 business days if the principal reason that the Closing has not occurred is the failure of the applicable waiting period under the Hart-Scott-Rodino Act or comparable applicable pre-merger notification statutes of any foreign government to have expired (provided that the party electing such an extension has filed promptly and answered information requests from the relevant Governmental Entity as soon as commercially possible), and otherwise may be terminated at any time before the Closing as follows and in no other manner:

               (a)  Mutual Consent.  By mutual written consent of Buyer and
                    --------------
Seller.

               (b)  Conditions to Buyer's Performance Not Met. By Buyer by
                    -----------------------------------------
written notice to Seller if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Articles VI or VII.

               (c)  Conditions to Seller's Performance Not Met.  By Seller by
                    ------------------------------------------
written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in Articles VI or VIII.

               (d)  Material Breach.  By Buyer or Seller if there has been a
                    ---------------
material misrepresentation or other material breach by the other party in its representations, warranties and covenants set forth herein; provided, however,
                                                            --------  -------
that the breaching party shall have 20 business days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues, in which to cure such breach.

               (e)  Superior Proposal.  By Seller in connection in accordance
                    -----------------
with Section 4.6(b), provided it has complied with all provisions of such section, including the notice provisions therein, and that it makes simultaneous payment of the Break-Up Fee.

               (f)  Injunction.  By Buyer if any Law or Order shall have been
                    ----------
enacted, entered, issued, promulgated or enforced by any Governmental Entity at or prior to what would otherwise be the Closing Date which prohibits the sale and purchase of Stock contemplated by this Agreement.

          9.2  Effect of Termination.  In the event that this Agreement shall be
               ---------------------
terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement shall terminate; provided that the obligations of the parties
                                --------
contained in Sections 12.2, 14.11, 14.12 and 14.15 (and, in the case of Section 9.1(e), Section 4.6(b)) shall survive any such termination, and that a termination under Section 9.1(b), 9.1(c), 9.1(d), 9.1(e) or 9.1(f) shall not relieve either party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation. In the event Buyer shall terminate this Agreement pursuant to Section 9.1(f), then Seller shall pay, or cause to be paid, to Buyer by wire transfer of immediately available funds to an account designated by Buyer an amount equal to Buyer's documented out-of-pocket fees and expenses (including, without limitation, reasonable legal fees and expenses) incurred by Buyer and its Affiliates in connection with the due diligence investigation, this Agreement and the proposed consummation of the transactions contemplated hereby.

          9.3  Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties contained in Article II and Article III of this Agreement (including the representations and warranties made in Seller's Closing Certificate and Buyer's Closing Certificate) shall survive the Closing and expire 18 months after the Closing Date, except that (i) the representations and warranties contained in Sections 2.1, 2.2, 2.4, 2.19, 2.22, 3.1, the first 2 sentences of 3.2 and the first two sentences of Section 2.9 shall continue through the expiration of the applicable statute of limitations as the same may be extended, the representations and warranties in Sections 2.14 and 2.16 will survive the Closing for a period of two years and the representations and warranties in Section 2.8 and Section 2.23 will survive the Closing for a period of three years; and (ii) if a claim or notice is given under Article X with respect to any representation or warranty prior to the applicable expiration date, such claim shall continue indefinitely until it is finally resolved.

                                   ARTICLE X

                                INDEMNIFICATION

          10.1 Obligations of Seller.  Subject to the provisions of Section
               --------------------
10.4, but regardless of any pre-Closing investigation by Buyer, from and after the Closing, Seller agrees to indemnify, save and hold harmless Buyer, Company and ConsumerInfo, and their respective directors, officers, employees, Affiliates, agents and assigns ("Buyer Indemnitee") from and against any and all Losses, directly or indirectly, as a result of or arising from:

                (a) any inaccuracy in or breach of any of the representations and warranties made by Seller in or pursuant to this Agreement (other than any set forth in Section 2.4);

                (b) any breach of any covenants or agreements made by Seller in or pursuant to this Agreement;

                (c) any Subsidiaries other than ConsumerInfo;

                (d) any actions, suits, petitions, proceeding, hearings, orders, charges, complaints or claims by MemberWorks Incorporated ("MemberWorks") or any of its Affiliates (whether not Buyer or Buyer Indemnitee is named as a party) including, without limitation, MemberWorks v. Homestore.com, Inc., No. 302CV371
                               ----------------------------------
JBA (United States District Court, District of Connecticut), whether brought in the Federal District Court of Connecticut or another venue or jurisdiction;

                (e) any actions, suits, petitions, proceeding, hearings, orders, charges, complaints or claims by Rhonda Cheeks, including the civil claim brought in Federal District Court in the Middle District of Alabama; provided, however that Seller is hereby entitled to assume the defense, control and settlement of such claim pursuant to the procedures set forth in Section 10.3(b); and

                (f) the Lease between Household OPEB I, Inc. and iPlace dated October 26, 2000 and the Sublease Agreement between iPlace and Ripple Technologies, Inc dated May 17, 2001.

          10.2  Obligations of Buyer. Subject to the provisions of Section 10.4,
                --------------------
from and after the Closing, Buyer agrees to indemnify, save and hold harmless Seller and its directors, officers, employees, Affiliates, agents and assigns from and against any Losses, directly or indirectly, as a result of or arising from:

                (a) any inaccuracy in or breach of any of the representations and warranties made by Buyer in or pursuant to this Agreement; and

                (b) any breach of any covenants or agreements made by Buyer in or pursuant to this Agreement.

          10.3  Procedure.
                ---------

                (a) Notice.  Any party seeking indemnification of any Loss or
                    ------
potential Loss arising from a claim asserted by a third party shall give written notice to the party from whom indemnification is sought. Written notice to the Indemnifying Party of the existence of a third-party claim shall be given by the Indemnified Party within 30 days after its receipt of a written assertion of liability from the third party. The Indemnified Party shall not be foreclosed by any failure to provide timely notice of the existence of a third party claim to the Indemnifying Party except to the extent that the Indemnifying Party incurs an out-of-pocket expense or otherwise has been materially prejudiced as a result of such delay.

                (b) Defense.  To the extent that the Indemnifying Party
                    -------
acknowledges the right of the Indemnified Party to indemnity pursuant hereto, the Indemnifying Party shall be entitled to assume the defense, control and settlement of any Indemnifiable Claim asserted by a third party. If the Indemnifying Party assumes the defense of any such Indemnifiable Claim, it shall retain experienced counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume such defense, the Indemnified Party may compromise or settle any claim; however, the compromise or settlement of a claim shall be evidence of potential liability but not binding upon Indemnifying Party.

                (c) Settlement Limitations.  Notwithstanding anything in this
                    ----------------------
Section 10.3 to the contrary, the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any third party Indemnifiable Claim or permit a default or consent to entry of any judgment therein unless the claimant provides to the Indemnified Party an unqualified release from all liability in respect of the claim and such settlement does not in any manner restrict the future conduct of the Business. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnified Party declined to accept, or (ii) the aggregate Losses of the Indemnified Party with respect to such claim. If the Indemnifying Party makes any payment on any claim, the

Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other rights and claims of the Indemnified Party with respect to such claim.

                10.4 Mitigation; Limitations on Indemnification.
                     ------------------------------------------

                     (a) To the extent required by Law the Indemnified Party shall take all reasonable steps to mitigate all Losses, and shall provide such evidence and documentation of the nature and extent of any Loss as may be reasonably requested by the Indemnifying Party.

                     (b) Any Indemnifiable Claim governed by this Article X shall be limited to the amount of actual damages sustained by the Indemnified Party by reason of such breach or nonperformance, net of (i) any Tax benefits realized or realizable by the Indemnified Party based on the present value thereof by reason of such Losses, and (ii) the dollar amount of any insurance proceeds actually received (provided that the Indemnified Party shall use commercially reasonable efforts to collect any available insurance proceeds with respect to such Losses) by the Indemnified Party with respect to such Losses. Seller shall not be required to pay any amounts under Sections 10.1(a) (except for Section 2.22) unless the aggregate of all amounts which would otherwise be payable by Seller thereunder exceeds $500,000, and, in such event, Seller shall be responsible for the entire amount. Buyer shall not be required to pay any amounts under Sections 10.2(a) unless the aggregate of all amounts for which indemnity would otherwise be payable by Buyer exceeds $500,000, and in such event, Buyer shall be responsible for the entire amount. With the exception of
(i) indemnification by Seller related to breaches of the representations and warranties contained in Section 2.1, 2.2, 2.4, 2.19, 2.22 and the first two sentences of Section 2.9, (ii) any Losses that arise from fraud by the indemnifying party, in which case with respect to each of clauses (i) and (ii) above the responsibility of the indemnifying party shall not be limited, Seller's indemnity obligations under Sections 10.1(a) shall be limited, in the aggregate, to $29,250,000. Seller's indemnity obligations under Sections 10.1(b), 10.1(c), 10.1(d), 10.1(e) and 10.1(f) shall start from the first dollar and shall not be limited.

       10.5    Remedies Exclusive. The remedies provided for in this Article X
               ------------------
shall constitute the sole and exclusive remedy for any post-Closing claims made for breach of this Agreement or in connection with the transactions contemplated hereby, except for claims arising out of any breach of Section 5.8 or Section 12.2, arising under Article XI or which arise out of conduct that is finally determined by a court of competent jurisdiction to constitute fraud. Each party hereby waives any provision of law to the extent that it would limit or restrict the agreement contained in this Section 10.5. Notwithstanding anything to the contrary elsewhere in this Agreement, in the absence of fraud, no party or its Affiliates shall seek or be liable for any punitive or consequential damages, including, but not limited to, loss of business reputation or opportunity relating to any breach or alleged breach of this Agreement.

                                   ARTICLE XI

                                  TAX MATTERS

       11.1    Allocation of Tax Liabilities; Indemnification.
               ----------------------------------------------

               (a) Subject to the provisions of Section 11.2, Seller shall be liable for and shall indemnify and hold Buyer harmless against any liability for Taxes (which shall be net of any Tax benefits realized by Company, Buyer or Buyer Affiliates as a result of such Taxes) of (i) Company or ConsumerInfo for any taxable year or other taxable period that ends on or before the Closing Date (including Taxes related to the transactions described in Sections 4.7 and 4.8) and, in the case of any taxable year or other taxable period that includes the Closing Date, that part of the taxable year or other taxable period that ends at the Closing Date, and (ii) Company or ConsumerInfo that are attributable to any other corporation and that are imposed on Company or ConsumerInfo as a result of membership of Company or ConsumerInfo in any consolidated, combined or unitary group prior to the day after the Closing Date. Buyer shall be liable for and shall hold Seller harmless against any liability for Taxes of Company and ConsumerInfo for any taxable year or other taxable period that begins after the Closing Date and, in the case of any taxable year or other taxable period that includes the Closing Date, that part of the taxable year or other taxable period that begins after the close of the Closing Date.

               (b) Whenever it is necessary for purposes of this Section 11.1 to determine the liability for Taxes of Company or ConsumerInfo for a taxable year or period that begins on or before and ends after the Closing Date, the determination shall be made by assuming that Company had a taxable year which ended at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a pro-rata basis.

               (c) Buyer shall promptly (and in any event within 30 days) notify Seller in writing upon receipt by Buyer, any of its Affiliates, Company or ConsumerInfo of notice of any pending or threatened audits or written notices of proposed assessments relating to Taxes for which Seller would be required to indemnify Buyer pursuant to Section 11.1(a). Seller shall have the sole right to represent Company's or ConsumerInfo's interest in any audit or administrative or court proceeding relating to any Tax that Seller is required to indemnify pursuant to Section 11.1(a), and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Buyer, Company or ConsumerInfo for any period or portion thereof after the Closing Date without the prior written consent of Buyer. Such consent shall not be unreasonably withheld. If Seller elects not to assume the defense of any claim for Taxes which may be the subject of indemnification by Seller pursuant to Section 11.1(a), Seller shall be entitled to participate at its expense in such defense. Neither Buyer nor Company nor ConsumerInfo may agree to settle any claim for Taxes which may be the subject of indemnification by Seller under Section 11.1(a) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

               (d) Seller shall have no liability under Section 11.1(a) for the payment of any Tax attributable to or resulting from any action described in
Section 11.2.

               (e) Neither party shall be required to pay any amounts under this Section 11.1(a) unless the aggregate of all amounts which would otherwise be payable by such party hereunder exceeds $50,000.

          11.2 Tax Covenants.
               -------------

               (a) Buyer covenants that it will not cause or permit Company, ConsumerInfo or any Affiliate of Buyer to make or change any Tax election, amend any Tax Return, take any Tax position, take any action, or enter into any transaction that results in any increased Tax liability of Seller, Company or ConsumerInfo in respect to any Tax period including the Closing Date or ending on or before the close of business on the Closing Date.

     11.3   Refunds. Any refunds (including interest thereon) of Taxes paid or
            -------
indemnified by Seller pursuant to Section 11.1(a) (except for refunds related to the carryback of net operating losses of Company or ConsumerInfo) shall be for the account of Seller for purposes of this Section. Any refunds (including interest thereon) of Taxes paid or indemnified by Buyer pursuant to Section 11.1(a) shall be for the account of Buyer. Buyer agrees to assign and promptly remit (and to cause Company and ConsumerInfo to assign and promptly remit) to Seller all refunds (including interest thereon) of Taxes related to Company or ConsumerInfo for the period prior to the Closing Date (except for refunds related to the carryback of net operating losses of Company or ConsumerInfo). Seller agrees to assign and promptly remit to Buyer all refunds (including interest thereon) of Taxes related to Company or ConsumerInfo for the period after the Closing Date. Buyer agrees that, upon the reasonable request and at the sole expense of Seller, Buyer shall file, or cause Company or ConsumerInfo to file, a claim for refund of any Tax which Seller is entitled to hereunder; provided, however, that if Buyer reasonably believes that the filing of such a
--------
claim would be improper under applicable law, the question whether the claim should be filed will be determined pursuant to Section 11.6.

     11.4   Tax Benefits.
            ------------

            (a) If any adjustment shall be made to any Tax Return relating to Seller or Company for any taxable period of Company or ConsumerInfo ending prior to or on or including the Closing Date which results in any Tax detriment (including any indemnity payment pursuant to Section 11.1(a)) to Seller or any Affiliate of Seller (including, prior to the close of business on the Closing Date, Company ) and results in any deduction, exclusion from income or other allowance (a "Tax Benefit") to Company, ConsumerInfo, Buyer, or any Affiliate of Buyer, Buyer shall pay to Seller the amount of the present value of the Tax reduction using the long-term applicable federal rate as of the Closing Date attributable to such Tax Benefit at such time or times as, and to the extent that, Company, ConsumerInfo, Buyer, or any Affiliate of Buyer realizes such Tax reduction.

            (b) If any adjustment shall be made to any Tax Return relating to Buyer or Company for any taxable period of Company or ConsumerInfo ending after the Closing Date which results in any Tax detriment to Buyer or any Affiliate of Buyer (including, after the close of business on the Closing Date, Company and ConsumerInfo) and results in any Tax Benefit to Seller or any Affiliate of Seller for any taxable period of Company or ConsumerInfo ending on or prior to the Closing Date, or including the Closing Date (to the extent of the portion of such period treated as ending on the Closing Date pursuant to Section 11.1(c)), Seller shall pay to Buyer the amount of the present value of the Tax reduction using the long-term applicable federal rate as of the Closing Date attributable to such Tax Benefit at such time or times as and to the extent that Seller or any Affiliate of Seller realizes such Tax reduction.

     11.5   Returns and Reports.
            -------------------

            (a) Seller shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to Company and ConsumerInfo for taxable years or periods ending on or before the Closing Date (and to the extent not yet filed, Buyer will have the right to review and comment on such returns at least 30 days, or if such returns are not available at such time, with as much notice as can be reasonably provided, prior to the date of such Tax return) and shall pay any Taxes shown as due on such Tax returns. Unless otherwise required, Tax Returns with respect to Taxes for taxable years ending on the Closing Date shall be prepared on a basis consistent with Treasury Regulations 1.1502 76(b)((1);

provided, however, that if the Closing Date falls in the middle of a month,
--------
Seller and Buyer may agree to allocate the tax items ratable to such month consistent with Treasury Regulations Section 1.1502 76(b)(2)(iii). Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to Company and ConsumerInfo for taxable years or periods ending after the Closing Date and shall pay any Taxes shown as due on such Tax Returns subject to any reimbursement to which Buyer may be entitled pursuant to
Section 11.1. Buyer shall cause Company and ConsumerInfo to consent to join, for all taxable periods of Company or ConsumerInfo ending on or before the Closing Date for which Company or ConsumerInfo is eligible to do so, in any consolidated, combined or unitary Tax Returns relating to Tax which Seller shall request it to join.

            (b) With respect to any Tax Return with respect to Taxes that covers a period beginning before and ending after the Closing Date, a copy of such Tax Return shall be provided to Seller within 30 days prior to the due date (including extensions) for the filing thereof, and Seller shall have the right to approve (which approval shall not be unreasonably withheld) such Tax Return to the extent it relates to the portion of the period ending on the Closing Date. Seller shall promptly pay to Buyer the amount of Taxes attributable to such period less any Taxes previously paid relating to such period (as determined pursuant to Section 11.1(a) above) at the time such Tax Return is filed.

            (c) With respect to any taxable year of Company and ConsumerInfo ending after December 31, 2001 and on or prior to the Closing Date, Buyer shall promptly cause Company and ConsumerInfo to prepare and provide to Seller a package of tax information materials (the "Tax Package") containing information reasonably necessary to permit Seller to prepare tax returns for such period or periods, which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of income of Company and ConsumerInfo. Seller shall not make any elections with respect to Tax Returns for Company or ConsumerInfo for periods, or portions thereof, ending on or prior to the Closing Date, except with the consent of Buyer, which shall not be unreasonably withheld.

            (d) Company or ConsumerInfo shall recognize in full any adjustment required under Section 481 of the Code to the taxable income of Company or ConsumerInfo in the period prior to the Closing Date. Seller shall indemnify Buyer for any Tax related thereto in accordance with Section 11.1(a).

            (e) Cooperation with Respect to Tax Returns.  Buyer and Seller
                ---------------------------------------
agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any materials provided, relating to the Company and ConsumerInfo as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Buyer, the Company or ConsumerInfo shall retain in its possession, and shall provide Seller reasonable access to (including the right to make copies of), such supporting books and records and any other materials that Seller may specify with respect to Tax matters relating to any taxable period ending on or before to the Closing Date until 180 days after the relevant statute of limitations has expired. After such time, Buyer may dispose of such material. Seller shall either (i) retain all books and records in the possession of Seller or an Affiliate with respect to Tax matters pertinent to Company and ConsumerInfo relating to any taxable period beginning before the Closing Date until 180 days after the expiration of the statute of limitations (and, to the extent notified by Buyer or the Sellers, any extensions thereof) for the respective taxable periods, and to abide by all record retention agreements with respect thereto entered into with any Governmental Entity or (ii) offer such books and records to Buyer prior to disposal of such material.

     11.6   Disputes.  If Buyer and Seller cannot agree on any calculation
            --------
required to be made under Sections 11.1(a), 11.3, 11.4 or 11.5(b), Buyer and Seller shall jointly select a national accounting firm acceptable to both Buyer and Seller (or, if they cannot agree on such selection, they shall select a national (big-five) accounting firm by lot after eliminating the Auditors and Buyer's independent public accountants) and shall direct the firm so selected to make such calculation as promptly as practicable, but in any event not later than 30 days after such direction, and to deliver a written notice to each of Buyer and Seller setting forth the results of such calculation. The results of such calculation as made by such firm shall be final and binding, and the fees and expenses of such firm shall be paid 50% by Buyer and 50% by Seller.

     11.7   Tax Sharing Agreements.  All Tax-sharing agreements or similar
            ----------------------
agreements with respect to or involving Company or ConsumerInfo shall be terminated as of the Closing Date and, after the Closing Date, Company or ConsumerInfo shall not be bound thereby and shall have no liability thereunder.

     11.8   Survival.  Notwithstanding anything in this Agreement to the
            --------
contrary, the provisions of this Article XI shall survive through the expiration of the applicable statute of limitations as the same may be extended.

                                  ARTICLE XII

                           PUBLICITY/CONFIDENTIALITY

     12.1   Publicity and Reports.  If Buyer or Seller should issue a press
            ---------------------
release in connection with the execution of this Agreement, Buyer agrees that its press release shall be reasonably acceptable to Seller and Seller agrees that its press release shall be reasonably acceptable to Buyer. Seller and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement, and neither party shall issue any press release, publicity statement or other public notice relating to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party, except that neither party shall be precluded from making such filings or giving such notices as may be required by Law or the rules of any stock exchange if prior to making such filing or notice it consults with the other party regarding the nature and terms of such disclosure. Subject to the foregoing, Seller and Buyer shall also mutually endeavor to agree on the form of any press release to be issued following the Closing announcing the consummation of the transactions contemplated by this Agreement.

     12.2   Confidentiality. All non-public information disclosed by any party
            ---------------
or its representatives, whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party or its representatives shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received,
(ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, (iv) as may otherwise be required by law, or (v) to the extent such duty as to confidentiality is waived in writing by the other party; provided, however, that following the Closing the
                               --------  -------
foregoing restrictions will not apply to Buyer's use of documents and information concerning the Business, the Company or ConsumerInfo furnished by Seller hereunder in the conduct of the Business. If this Agreement is terminated in accordance with its terms, each party shall return all documents and reproductions thereof received by it or its representatives from the other party and, in the case of reproductions, all such reproductions made by the receiving party that include information not within the exceptions contained in the first sentence of this Section 12.2, unless the recipients provide assurances satisfactory to the requesting party that such documents have been destroyed.

                                 ARTICLE XIII

                                  DEFINITIONS

     13.1   General Provisions.  For all purposes of this Agreement, except as
            ------------------
otherwise expressly provided:

            (a) the terms defined in this Article XIII have the meanings assigned to them in this Article XIII and include the plural as well as the singular;

            (b) all accounting terms used herein have the meanings assigned to them under generally accepted accounting principles, except to the extent otherwise provided herein;

            (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions and to "Exhibits" and "Schedules" are to the designated Articles, Sections and other subdivisions of the body of this Agreement and to the Exhibits and Schedules to this Agreement;

            (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

            (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     13.2   Specific Provisions.  As used in this Agreement the following
            -------------------
definitions shall apply:

     "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any inquiry, proposal or offer from any Person to acquire all or a substantial part of the business or property of the Company or ConsumerInfo or any capital stock of the Company or ConsumerInfo, whether by merger, tender offer, exchange offer, sale of assets or other transaction involving the Company or ConsumerInfo or any division or operating or principal business unit of the Company or ConsumerInfo.

     "Action" means any action, complaint, petition, suit, investigation or other proceeding, whether civil, criminal, regulatory or governmental, in law or in equity, or before any arbitrator or Governmental Entity.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person; provided, however, that "Affiliate" of Company shall refer
                    --------  -------
only to ConsumerInfo.

     "Agreement" means this Agreement by and between Buyer and Seller as amended or supplemented together with all Exhibits and Schedules hereto.

          "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

          "Auditors" means PricewaterhouseCoopers LLP, independent public accountants to Company.

          "Books and Records" means all books, ledgers, files, reports, documents, plans and operating records of or maintained by Seller, Company or ConsumerInfo relating to or otherwise reasonably required for the operation of the Business.

          "Break-Up Fee" shall mean the amount of consideration payable pursuant to the Superior Proposal minus $133,000,000, with such difference divided by 2. For example, if the Superior Proposal consideration were equal to $143,000,000, the corresponding Break-Up Fee would be $5,000,000 [($143,000,000 - $133,000,000)/2 = $5,000,000].

          "Business" means the business of Company taken as a whole, and shall be deemed to include the following incidents of such business: income, cash flow, operations, goodwill, business relationships, condition (financial or other), assets, properties, revenues and liabilities.

          "Buyer's Closing Certificate" is defined in Section 8.1.

          "Closing" means the consummation of the purchase and sale of the Stock pursuant to this Agreement.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as amended or as hereafter amended.

          "Company" is defined in the recitals to this Agreement.

          "ConsumerInfo" is defined in the preamble to this Agreement.

          "Continuing Intercompany Agreement" means the agreement identified as such on Schedule 5.5(a).
        ---------------

          "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, option, warrant, subscription or note, whether or not in writing.

          "Disclosure Schedule" means the Disclosure Schedule of even date herewith delivered by Seller to Buyer which sets forth certain exceptions to the representations and warranties made by Seller in Article II.

          "Encumbrance" means any encumbrance, security interest, lien, pledge, or similar restriction, whether imposed by agreement, understanding, law, equity or otherwise, provided, however, that "Encumbrance" shall not mean any
              --------  -------
restrictions on transfer generally arising under any applicable federal or state securities laws.

          "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to the protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) including laws and regulations relating to the actual or threatened release, discharge or emission of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials.

          "Equity Securities" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or other equity interest or any other rights, warrants or options to acquire any of the foregoing securities.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

          "Escrow Agent" is defined in Section 1.4

          "Escrow Agreement" is defined in Section 1.4

          "Escrow Amount" shall mean $10,000,000.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Financial Statements" is defined in Section 2.3(a).

          "GAAP" means generally accepted accounting principles in the United States as in effect as of the respective dates of the financial statements referred to in Section 2.3(a).

          "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements

Act of 1976, as amended, and the related regulations and published interpretations.

          "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive materials, asbestos-containing materials
(ACM), hazardous substances, petroleum and petroleum products or any fraction thereof and any other substance that is currently regulated by an Environmental Law.

          "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnity under this Agreement.

          "Indemnified Party" means a party entitled to indemnity under this Agreement.

          "Indemnifying Party" means a party obligated to provide indemnity under this Agreement.

          "Intellectual Property" means all patents, patent applications, trademarks, maskworks, service marks, logos, trade names, copyrights, proprietary software inventions, know how and other proprietary information and rights.

          "Interim Balance Sheet" is defined in Section 2.3(a).

          "iPlace Litigation" means MemberWorks v. Homestore.com, Inc., No.
                                    ----------------------------------
302CV371 JBA (United States District Court, District of Connecticut) or any other Action by Memberworks alleging substantially similar issues of law and fact whether brought in the Federal District Court of Connecticut or another venue or jurisdiction.

          "IRS" means the Internal Revenue Service or any successor entity.

          "Knowledge", "to Company's knowledge" or "to Seller's knowledge" or any phrase of similar import or other limitation shall mean and be limited to the knowledge of the persons identified in Schedule 1.0.
                                           ------------

          "Law" means any applicable constitutional provision, statute, ordinance or other law, rule, regulation, or interpretation of any Governmental Entity and any Order applicable to the operation of Company's business and the ownership of its properties and assets.

          "Loss" means any cost, damage, disbursement, expense, loss, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person. The term "Loss" as used in this Agreement is not limited to matters asserted by third parties against any specified person, and includes Losses incurred or sustained by such person in the absence of any third party claim.

          "Mark" means any brand name, copyright, patent, service mark, trademark, tradename, and all registrations or applications for registration of any of the foregoing.

          "Material Adverse Effect" means a material adverse effect on (i) the Business, employee, customer, supplier and/or other key relationships or condition (financial or otherwise) of the Company or ConsumerInfo or (ii) the ability of the Company, ConsumerInfo or the Seller to consummate the transactions contemplated hereby and perform their respective obligations hereunder; provided, however, that a change in the Seller's stock price shall
           --------
not in itself constitute a Material Adverse Effect.

          "Material Contract" means each Contract (including all amendments, supplements or modifications thereto) to which Company or ConsumerInfo is a party that (a) is a material facilities lease, (b) by its terms obligates Company or ConsumerInfo to pay an amount in excess of $200,000 per year and which cannot be terminated or cancelled by Company or ConsumerInfo, without liability or penalty upon 60 days' or less prior notice, (c) limits or restricts the ability of Company or ConsumerInfo to compete or otherwise to conduct its business in any manner or place, (d) is a credit agreement, note, bond, mortgage, deed of trust or indenture evidencing any indebtedness of Company or ConsumerInfo for borrowed money or is a guaranty by Company , (e) contains a right or obligation, other than pursuant to any Company Plan, of any Affiliate (other than Company ), officer or director, of Seller or Company or ConsumerInfo, from or to Company or ConsumerInfo, (f) represents a contract upon which the Business is substantially dependent or which is otherwise material to the Business, (g) grants a power of attorney, agency or similar authority to another person or entity, (h) grants to a third party a right of first refusal with respect to a material property of the Company or ConsumerInfo, (i) provides for an indemnity by the Company or ConsumerInfo, or (j) is between Seller or any Affiliate of Seller on the one hand and the Company or ConsumerInfo on the other hand; provided, however, that "Material Contract" shall not mean any of the
      --------  -------
Company Plans.

          "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

          "Ordinary Course" shall mean the ordinary and usual course of the conduct of the Business substantially as currently conducted and conducted since August 24, 2001.

          "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

          "Permitted Encumbrance" means any Encumbrance that:

                (i)    is reflected in the financial statements referred to in
          Section 2.3(a);

                (ii) is a lien of a landlord, carrier, warehouseman, mechanic, materialman, or any other lien arising in the Ordinary Course by operation of law with respect to liability that is not yet due or delinquent;

                (iii) is a lien for Taxes not yet due or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

                (iv) with respect to the right of a Person to use any property leased or licensed from Company or ConsumerInfo arises by the terms of the applicable lease or license;

                (v) with respect to the right of Company or ConsumerInfo to use any property leased or licensed to Company or ConsumerInfo, arises by the terms of the applicable lease or license;

                (vi) is a purchase money security interest arising in the Ordinary Course; or

                (vii) does not materially detract from the value of the encumbered property or materially detract from or interfere with the use of the encumbered property in the ordinary conduct of the Business and is not otherwise material to the Business or to the Company and ConsumerInfo, taken as a whole.

          "Person" means an association, a corporation, a limited liability company, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

          "Purchase Price" is defined in Section 1.1(a).

          "Q-Space Intellectual Property" means those assets (consisting of Intellectual Property) listed on Schedule 2.23.
                                 -------------

          "Seller's Closing Certificate" is defined in Section 7.1.

          "Stock" is defined in the preamble to this Agreement.

          "Subsidiary" is defined in Section 2.1.

          "Superior Proposal" means any bona fide written Acquisition Proposal relating to an all cash, fully financed acquisition in an amount no less than $143,000,000 (with an escrow or other form of holdback not exceeding $10,000,000) by a Third Party of all or substantially all of the assets of the Company or ConsumerInfo or all of the equity securities of the Company or ConsumerInfo which the Board of Directors of Seller concludes in good faith, based on a written opinion from a nationally recognized investment banking firm,
(A) is more favorable to Seller from a financial point of view than the transactions contemplated hereby and (B) is reasonably capable of being completed by April 12, 2002.

          "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, ad valorem, stamp, premium, profits, customs, duties, windfall profits, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax, fee, assessment or charge imposed by any Governmental Entity, any similar amount of any member of a consolidated group in which Company or ConsumerInfo is or was a member on or prior to the Closing Date under Reg. (S)1.1502-6 (or any comparable provision of state, local or foreign law), any payments required under any existing or prior tax sharing or comparable agreement, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

          "Tax Benefit" is defined in Section 11.4(a).

          "Tax Package" is defined in Section 11.5(c).

          "Tax Return" means a declaration statement, report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Company.

          "Third Party" means any Person as defined in this Agreement or in
Section 13(d) of the Exchange Act, other than the Company or any of its Affiliates.

          "WARN Act" is defined in Section 3.5.

                                  ARTICLE XIV

                                    GENERAL

          14.1 Amendments; Waivers.  This Agreement and any Exhibit or Schedule
               -------------------
attached hereto may be amended only by an agreement in writing executed on behalf of both Buyer and Seller. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided, except as provided in Section 9.4.

          14.2 Exhibits and Schedules; Integration.  Each Exhibit and Schedule
               -----------------------------------
delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement. This Agreement, together with such Exhibits and Schedules, and the Confidentiality Agreements dated January 29, 2002 and February 2002 constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

          14.3 Commercially Reasonable Efforts.  Each party will use its
               -------------------------------
commercially reasonable efforts to cause all conditions to its and the other party's obligations hereunder to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable.

          14.4 Governing Law.  This Agreement, the legal relations between the
               -------------
parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

          14.5 No Assignment.  Neither this Agreement nor any rights or
               -------------
obligations under it are assignable, except that Buyer may assign its rights and obligations hereunder to any Affiliate of Buyer provided that Buyer agrees to unconditionally guarantee the performance of all obligations hereunder in their entirety upon terms satisfactory to Seller.

          14.6 Headings.  The descriptive headings of the Articles, Sections and
               --------
subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

          14.7 Counterparts.  This Agreement and any amendment hereto or any
               ------------
other agreement or document delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement or other document and shall become effective unless otherwise provided therein when one or more counterparts have been signed by each party and delivered to the other party.

          14.8 Parties in Interest.  This Agreement shall be binding upon and
               -------------------
inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          14.9 Performance by Subsidiaries.  Each party agrees to cause its
               ---------------------------
subsidiaries to comply with any obligations hereunder relating to such subsidiaries and to cause its subsidiaries to take any other action which may be necessary or reasonably requested by the other party in order to consummate the transactions contemplated by this Agreement.

          14.10 Notices.  Any notice or other communication hereunder must be
                -------
given in writing and (a) delivered in person, (b) transmitted by confirmed telex, telefax or telecommunications mechanism provided that any notice so given is also mailed or sent as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested or sent by reputable overnight courier as follows:

          If to Buyer, addressed to:

          Experian Holdings, Inc.
          475 Anton Boulevard
          Costa Mesa, California 92626
          Telecopy: (714) 938-2513
          Attn: General Counsel

          With a copy to:

          Sonnenschein, Nath & Rosenthal
          8000 Sears Tower
          Chicago, IL 60606
          Telecopy: 312 876 7934
          Attn: Neal Aizenstein, Esq.

          If to Seller, addressed to:

          Homestore.com, Inc.
          30700 Russell Ranch Road
          Westlake Village, California 91362
          Telecopy: 805-557-2689
          Attn: General Counsel

          With copies to:

          O'Melveny & Myers LLP
          400 South Hope Street, 15th Floor
          Los Angeles, California  90071
          Telecopy: 213-430-6407
          Attn: C. James Levin, Esq.

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number specified in (or pursuant to) this Section
14.10 and an appropriate answerback is received, (ii) if given by mail or courier or any other means, when actually delivered.

         14.11 Expenses.  Except as otherwise provided in Sections 4.3, 5.1,
               --------
9.2, 11.6, 11.11 or 14.11, Seller and Buyer shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including, but not limited to, the fees, expenses and disbursements of their advisers. Neither Company nor ConsumerInfo shall pay, or has paid, any expenses incident to the negotiation, preparation and performance of this Agreement, and Seller shall reimburse the Company and ConsumerInfo for any such expenses paid by either of them on or prior to the Closing.

         14.12 Attorneys' Fees.  In the event of any Action by any party arising
               ---------------
under or out of, in connection with or in respect of this Agreement, including any participation in bankruptcy proceedings to enforce against a party a right or claim in such proceedings, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such Action. Attorneys' fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The parties intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

         14.13 Representation By Counsel; Interpretation.  Seller and Buyer each
               -----------------------------------------
acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

         14.14 Severability.  If any provision of this Agreement is determined
               ------------
to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

         14.15 Dispute Resolution; Agreement to Arbitrate.  Except to the extent
               ------------------------------------------
that any specific dispute resolution mechanism has been otherwise provided for with respect to any specific provision of this Agreement (or such mechanism has been pursued to its conclusion and either the dispute in question remains unresolved or the resolution reached by such process has not been honored), and subject to Section 14.15(c), in the event that any dispute arises between Buyer and Seller with respect to this Agreement or the transactions contemplated hereby, the following procedures shall apply.

               (a) The parties will attempt in good faith to resolve any dispute, controversy or claim under, arising out of, relating to or in connection with this Agreement, including, but not limited to, the negotiation, execution, interpretation, construction, performance, non-performance, breach, termination, validity, scope, coverage or enforceability of this Agreement or any alleged fraud in connection therewith, promptly by negotiations between representatives of the parties. If any such dispute, controversy or claim should arise, appropriate senior officers of Buyer and Seller will meet at least once within 20 days after notice of such dispute, controversy or claim and will attempt to resolve the matter. Nothing herein, however, shall prohibit a party from initiating arbitration proceedings pursuant to Section 14.15(c) if such party reasonably believes it would be substantially prejudiced by a 50-day delay in commencing arbitration proceedings. Either representative may request the other to meet again within 14 days thereafter, at a mutually agreed time and place.

               (b) If the matter has not been resolved pursuant to the foregoing procedures within 60 days after the first meeting (which period may be extended by mutual agreement), the matter shall be settled, at the request of either party, by arbitration conducted in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. (S)(S)1-16) and in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by one arbitrator mutually selected by the parties. If the parties are unable to agree on the selection of an arbitrator, they shall select an arbitrator through the procedures established by the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes. The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties, except that the arbitrator shall not be empowered to act as amiable compositeur or authorized to award punitive damages with respect to any such claim, dispute or controversy. No party shall seek any punitive damages relating to any matters under, arising out of, in connection with or relating to this Agreement. Equitable remedies shall be available in any such arbitration. The parties intend that this agreement to arbitrate be valid, binding, enforceable and irrevocable. The substantive and procedural law of the State of California shall apply to any such arbitration proceedings. The place of any such arbitration shall be Los Angeles, California. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

               (c) Notwithstanding the provisions of this Section 14.15, either party may seek injunctive or other equitable relief to maintain the status quo before any court of competent jurisdiction in connection with any claim, dispute or controversy arising out of this Agreement.

         14.16 Mutual Drafting.  This Agreement is the joint product of the
               ----------------
parties hereto and their respective counsel, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and counsel, and shall not be construed for or against any party hereto on the basis of authorship thereof.

IN WITNESS WHEREOF, each of Buyer and Seller has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

                              EXPERIAN HOLDINGS, INC.

                              By:_________________________
                              Name:_______________________
                              Title:______________________

                              HOMESTORE.COM, INC.

                              By:_________________________
                              Name:_______________________
                              Title:______________________

                            STOCK PURCHASE AGREEMENT

                                  dated as of

                                 March 16, 2002

                                 by and between

                            EXPERIAN HOLDINGS, INC.

                                      and

                              HOMESTORE.COM, INC.

                                TABLE OF CONTENTS

                                                                    Page
ARTICLE I    PURCHASE AND SALE/CLOSING............................   1

   1.1       Transfer of the Stock by Seller......................   1
   1.2       Purchase of the Stock by Buyer; Purchase Price;
             Amount Payable at Closing............................   2
   1.3       The Closing..........................................   2
   1.4       Escrow...............................................   2

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF SELLER.............   3

   2.1       Organization and Related Matters.....................   3
   2.2       Stock................................................   4
   2.3       Financial Statements; No Other Liabilities...........   5
   2.4       Taxes................................................   7
   2.5       Material Contracts...................................   8
   2.6       Changes..............................................  10
   2.7       Properties...........................................  11
   2.8       Intellectual Property................................  13
   2.9       Authorization; No Conflicts..........................  15
   2.10      Legal Proceedings....................................  16
   2.11      Insurance............................................  16
   2.12      Permits..............................................  17
   2.13      Compliance with Law..................................  17
   2.14      Environmental Compliance.............................  17
   2.15      Dividends and Other Distributions....................  17
   2.16      Employee Benefits....................................  18
   2.17      Bank Accounts, Powers, etc...........................  19
   2.18      Certain Interests....................................  19
   2.19      No Brokers or Finders................................  19
   2.20      Privacy Policies.....................................  20
   2.21      Fair Value...........................................  20

                               TABLE OF CONTENTS
                                  (continued)

                                                                   Page
   2.22      Holding Company......................................  20
   2.23      Q-Space Intellectual Property........................  21
   2.24      Disclaimer of Representations and Warranties.........  22

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER..............  22

   3.1       Organization and Related Matters.....................  22
   3.2       Authorization; No Conflicts..........................  22
   3.3       No Brokers or Finders................................  23
   3.4       Legal Proceedings....................................  23
   3.5       WARN Act.............................................  24
   3.6       Investment Representation............................  24
   3.7       Investment Experience................................  24
   3.8       Fair Value...........................................  24
   3.9       Disclaimer of Representations and Warranties.........  24

ARTICLE IV   COVENANTS WITH RESPECT TO CONDUCT OF COMPANY PRIOR
             TO CLOSING...........................................  25

   4.1       Access...............................................  25
   4.2       Conduct of Business..................................  25
   4.3       Permits and Approvals................................  28
   4.4       Government Filings...................................  29
   4.5       Preservation of Business Prior to Closing Date.......  29
   4.6       Acquisition Proposals................................  30
   4.7       Transfer of Q-Space Assets...........................  32
   4.8       Dividend of Equity Securities of Subsidiaries other
             than ConsumerInfo....................................  32
   4.9       Notice and Consent Provisions of Material Contracts..  32

ARTICLE V    ADDITIONAL CONTINUING COVENANTS......................  32

   5.1       Seller's Post-Closing Access.........................  32
   5.2       No Rights to Seller Intellectual Property............  34
   5.3       Insurance; Indemnity Obligations.....................  34

                            TABLE OF CONTENTS
                               (continued)

                                                                    Page
5.4          WARN Act.............................................  36
5.5          Intercompany Agreement...............................  36
5.6          Mutual Releases......................................  36
5.7          Facilities...........................................  38
5.8          Nonsolicitation; Non-compete; Confidentiality........  38
5.9          Dividends............................................  41
5.10         Transition Services..................................  42
5.11         Transfer of Q-Space Intellectual Property After
             Closing..............................................  42

ARTICLE VI  GENERAL CONDITIONS OF PURCHASE........................  42

   6.1       No Orders; Legal Proceedings.........................  42
   6.2       Approvals............................................  43
   6.3       Escrow Agreement.....................................  43

ARTICLE VII  CONDITIONS TO OBLIGATIONS OF BUYER...................  43

   7.1       Representations and Warranties and Covenants of
             Seller...............................................  43
   7.2       Resignation of Directors.............................  44
   7.3       No Material Adverse Change...........................  44
   7.4       Legal Opinion........................................  44
   7.5       Transfer of Q-Space Intellectual Property............  44
   7.6       Dividend of Equity Securities other than
             ConsumerInfo.........................................  45
   7.7       No Action............................................  45
   7.8       Good Standing........................................  46
   7.9       Employee Bonuses.....................................  46

ARTICLE VIII CONDITIONS TO OBLIGATIONS OF SELLER..................  46

   8.1       Representations and Warranties and Covenants of
             Buyer................................................  46

ARTICLE IX   TERMINATION OF OBLIGATIONS; SURVIVAL.................  47

   9.1       Termination of Agreement.....,.......................  47
   9.2       Effect of Termination................................  48
   9.3       Survival of Representations and Warranties...........  49

                            TABLE OF CONTENTS
                               (continued)

                                                                   Page
ARTICLE X     INDEMNIFICATION......................................  49

   10.1       Obligations of Seller................................  49
   10.2       Obligations of Buyer.................................  51
   10.3       Procedure............................................  51
   10.4       Mitigation; Limitations on Indemnification...........  53
   10.5       Remedies Exclusive...................................  54

ARTICLE XI    TAX MATTERS..........................................  54

   11.1       Allocation of Tax Liabilities; Indemnification.......  54
   11.2       Tax Covenants........................................  56
   11.3       Refunds..............................................  57
   11.4       Tax Benefits.........................................  57
   11.5       Returns and Reports..................................  58
   11.6       Disputes.............................................  61
   11.7       Tax Sharing Agreements...............................  61
   11.8       Survival.............................................  61

ARTICLE XII   PUBLICITY/CONFIDENTIALITY............................  62

   12.1       Publicity and Reports................................  62
   12.2       Confidentiality......................................  62

ARTICLE XIII  DEFINITIONS..........................................  63

   13.1       General Provisions...................................  63
   13.2       Specific Provisions..................................  64

ARTICLE XIV   GENERAL..............................................  74

   14.1       Amendments; Waivers..................................  74
   14.2       Exhibits and Schedules; Integration..................  74
   14.3       Commercially Reasonable Efforts......................  74
   14.4       Governing Law........................................  74
   14.5       No Assignment........................................  75
   14.6       Headings.............................................  75

                            TABLE OF CONTENTS
                               (continued)

                                                                     Page
   14.7       Counterparts.........................................  75
   14.8       Parties in Interest..................................  75
   14.9       Performance by Subsidiaries..........................  75
   14.10      Notices..............................................  76
   14.11      Expenses.............................................  77
   14.12      Attorneys' Fees......................................  77
   14.13      Representation By Counsel; Interpretation............  77
   14.14      Severability.........................................  78
   14.15      Dispute Resolution; Agreement to Arbitrate...........  78
   14.16      Mutual Drafting......................................  80

                               TABLE OF CONTENTS

                                   SCHEDULES

Exhibits

A         Escrow Agreement
B         Legal Opinion of Seller

Disclosure Schedule

1.0       Knowledge
2.1(a)    Subsidiaries
2.1(b)    Directors and Executive Officers
2.2       Contracts to Acquire Equity Securities
2.3(b) Barter of Non-cash Remuneration; Receivables from Stockholders or Affiliates
2.3(e)    Accounts Receivables Exceptions
2.5       Material Contracts
2.5(b)    Notice and Consent Requirements of Material Contracts
2.6(e)    Material Contract Changes
2.6(h)    Compensation Arrangements
2.7(a)    Tangible and Real Personal Property
2.7(b)    Leased Real Property
2.8(a)    Intellectual Property - Registrations
2.8(b)    Intellectual Property - Domain Names
2.8(b-2)  Intellectual Property - Exceptions
2.8(c)    Intellectual Property
2.8(e)    Intellectual Property - Proprietary Software and Third Party Software
2.8(e-1)  Intellectual Property - Exceptions to Proprietary Software
2.9       Seller Approvals and Permits
2.10      Legal Proceedings
2.11      Insurance
2.16      Company Plans
2.17      Bank Accounts
2.22      Holding Company Exceptions
2.23      Q-Space Assets
3.2       Buyer Approval and Permits
4.2       Conduct of Business
5.5(a)    Continuing Intercompany Agreement
5.7       Real Property Leases to be Assigned
5.10      Transition Services

                                   Exhibit A

                               ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (this "Escrow Agreement") is made and entered into as of ________, 2002, by and among Citibank N.A., a national banking association organized and existing under the laws of the United States of America, acting in its capacity as escrow agent (the "Escrow Agent"), HOMESTORE.COM, Inc., a Delaware corporation ("Seller") and Experian Holdings, Inc., a Delaware corporation ("Buyer").

                                   BACKGROUND

          Pursuant to that certain Stock Purchase Agreement (the "Agreement") dated March __, 2002, by and between Buyer and Seller, Seller has agreed to sell, and Buyer has agreed to buy all of the equity interests of Homestore Consumer Information Corp., a Delaware corporation (the "Stock Purchase"). Included within the Agreement are indemnification responsibilities of the parties thereto, with respect to the subject matter therein contained.

          As a material inducement for the parties to consummate the Stock Purchase and in order to provide security for indemnification liabilities, the parties hereto desire to enter into an escrow arrangement (the "Escrow") for a portion of the Purchase Price as provided for herein.

          NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

  1.      THE ESCROW FUND

          1.1  Escrow.  Immediately following the execution of this Escrow
               ------
Agreement, Buyer has delivered to the Escrow Agent $10,000,000 into an escrow account (the "Escrow Account") with the Escrow Agent pursuant to this Escrow Agreement. The funds so deposited in the Escrow Account, including any investment made with such funds, together with all interest and income on those investments, less amounts disbursed in accordance with the terms of this Agreement, are referred to in this Escrow Agreement as the "Escrow Fund" and shall secure Seller's indemnification obligations under Articles X and XI of the Agreement (the "Obligations").

     1.2       Escrow Arrangements.
               --------------------

     (A) Escrow Fund. The Escrow Fund will be deemed to have been deposited with the Escrow Agent without any act of Seller.

     (B) Purpose of Escrow Fund. The Escrow Fund shall be available to secure the Obligations; provided however that nothing herein shall limit in any
                        -------- -------
way the remedies provided for under the Agreement.

     (C) Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the date of the consummation of the transactions contemplated by the Agreement (the "Closing Date") and shall terminate at 5:00 p.m., New York City time, on the day that is 546 calendar days after the Closing Date or the next following business day (the "Escrow Period"); provided,
                                                               --------
however, that the Escrow Period shall not terminate with respect to that portion
-------
of the Escrow Fund that is necessary in the reasonable judgment of Buyer, subject to the objection of Seller and the subsequent arbitration of the matter in the manner provided herein, required to secure the Obligations which are alleged to be due and owing pursuant to one or more Officer's Certificates delivered pursuant to subsection 1.4(A) hereof (the "Holdback").

     (D) Distributions of Escrow Fund. The Escrow Agent shall make the following distributions via wire transfer from the Escrow Fund:

     (1) on the one year anniversary of this Escrow Agreement, Buyer and Seller shall give joint written instructions signed by an authorized individual (an "Authorized Person") as set forth on Exhibit A or B (as applicable) attached hereto of each of the Seller and Buyer to the Escrow Agent to release to Seller the amount of $3,000,000 minus the sum of (i) any amounts that have been distributed to date from the Escrow Fund to satisfy Obligations and (ii) any amounts which are alleged at such time to be due and owing pursuant to one or more Officer's Certificates delivered pursuant to subsection 1.4(A) hereof but which have not yet been distributed by Escrow Agent;

     (2) from time to time in accordance with the joint written instructions, signed by an Authorized Person of each of the Seller and Buyer; or

     (3) pursuant to orders, judgments or decrees of any arbitrator selected in accordance with Section 14.14 of the Agreement or court of law and provided to the Escrow Agent in a signed writing.

     (E) Final Distribution of Escrow Fund. As soon as practicable (but no later than 10 business days) after the expiration of the Escrow Period Buyer and Seller shall give joint written instructions signed by an Authorized Person instructing the Escrow Agent to deliver to Seller the Escrow Fund less the Holdback and any amounts previously distributed pursuant to Section 1.2(G). As soon as practicable (but no later than 10 business days) after Escrow Agent has received a joint instruction signed by an Authorized Person of each of the Buyer and Seller evidencing the final resolution of any and all claims, the Escrow Agent shall deliver that portion of the Holdback specified in the joint instruction via wire transfer to Seller.

     (F) Investment of Escrow Fund. The Escrow Fund shall be invested in a business savings account, money market fund, certificates of deposit or short term U.S. Treasury funds [AGREED BY BUYER AND SELLER PRIOR TO CLOSING DATE], as directed in writing, signed by an Authorized Person of Seller, from time to time consistent herewith. Any investment direction contained herein may be executed through an affiliated broker or dealer of the Escrow Agent and such broker or dealer shall be entitled to its usual and customary fee.

     (G) Tax Treatment of Escrow Fund. Prior to distribution of the Escrow Fund, the parties agree that Seller shall be treated as the owner of the Escrow Fund for all federal and state income tax purposes. Seller shall report any taxable income generated by (and shall be solely responsible for any and all taxes resulting from) an investment of the Escrow Fund. Buyer and Seller hereby instruct Within 10 days following the end of each calendar month, the Escrow Agent shall distribute from the Escrow Fund to the Seller an amount equal to the taxable income generated by the investment of the Escrow Fund for the prior month. The parties hereto authorize and instruct that the Escrow Agent shall distribute such amount automatically to Seller without further instructions. The accumulated income from all investments and reinvestments of the Escrow Fund not yet distributed shall be distributed upon termination of this Escrow Agreement to Seller. The Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. The Buyer and Seller shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Fund incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes in accordance with Section 1.6. The parties acknowledge that Escrow Agent will have no obligations or responsibilities with respect to tax reporting of the parties. This Section 1.2(G) shall survive notwithstanding any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

     1.3       Protection of Escrow Fund.
               --------------------------

     (A) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Escrow Agreement and not as the property of either Seller or Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Escrow Agent shall not be under any duty to give the Escrow Funds any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

     (B) Any earnings, interest accrued or dividends paid in respect of the Escrow Fund shall not be added to the Escrow Fund and become a part thereof. Interest or dividends in respect of the Escrow Fund which has been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to Seller.

     1.4       Claims and Objections.
               ----------------------

     (A) Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by an Authorized Person of Buyer (an "Officer's Certificate"): (i) stating that Buyer or any director, officer, employee, affiliate, agent or assignee (collectively, "Buyer Indemnitees") is making a claim under the Obligations, including the amount of the payment requested and the disbursement instructions, and (ii) specifying in reasonable detail the basis for the statement that said Obligations must be satisfied, the Escrow Agent shall, subject to the provisions of subsections 1.4(B) and 1.4(C) hereof, deliver to Buyer out of the Escrow Fund, as promptly as practicable, an amount in immediately available funds equal to the amount of the Obligations claimed in the Officer's Certificate.

     (B) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent by Buyer, a duplicate copy of such certificate shall be delivered by Buyer to

Seller and O'Melveny & Myers, LLP by certified mail, return receipt requested. For a period of thirty (30) days after such delivery of the Officer's Certificate to the Escrow Agent, the Escrow Agent shall make no delivery to Buyer of any amounts from the Escrow Fund unless the Escrow Agent shall have received written authorization signed by an Authorized Person of Seller to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of amounts from the Escrow Fund, in accordance with
Section 1.4(A) hereof; provided that if Seller has objected in good faith to the claim made in the Officer's Certificate by delivering to the Escrow Agent prior to the expiration of such thirty (30) day period a certificate signed by an Authorized Person of Seller (i) objecting to Buyer's or any Buyer Indemnitee's claim to all or part of the amount of the payment requested in the Officer's Certificate (the "Disputed Amount"), and (ii) specifying in reasonable detail the basis of such objection (an "Objection"), then Escrow Agent shall make delivery of amounts from the Escrow Funds in accordance with Section 1.4(A) hereof less the Disputed Amount. At the time of delivery of any Objection to the Escrow Agent, a duplicate copy of such certificate shall be delivered by Seller to Buyer and Sonnenschein Nath & Rosenthal by certified mail, return receipt requested.

     (C) Resolution of Conflicts; Arbitration. If Seller shall provide an Objection to any claim or claims made in any Officer's Certificate, Seller and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by an Authorized Person of each party and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof. In the event that Seller and Buyer cannot agree, Seller and Buyer shall resolve their differences in accordance with the procedure set forth in Section 14.14 of the Agreement and shall prepare and furnish to the Escrow Agent, a memorandum, signed by an Authorized Person of each party, setting forth such resolution.
The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof.

     1.5    Escrow Agent's Duties.
            ----------------------

     (A) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Escrow Agreement which are signed by an Authorized Person of each of Buyer and Seller (or its designee), and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

     (B) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law delivered in writing to it, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any arbitrator or court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     (C) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Escrow Agreement or any documents or papers deposited or called for hereunder.

     (D) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Escrow Agreement or any documents deposited with the Escrow Agent.

     (E) In performing any duties under the Escrow Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Escrow Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement.

     (F) If any controversy arises between the parties to this Escrow Agreement, or with any other party, concerning the subject matter of this Escrow Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Fund and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Escrow Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Fund held in escrow, less all outstanding costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Escrow Agreement.

     (G) Buyer and Seller agree to jointly and severally indemnify and hold Escrow Agent (including its employees, officers, directors, agent, subsidiaries and affiliates) harmless against any and all actions, judgment, costs, losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Escrow Agreement in accordance with the terms hereof, including but not limited to any litigation arising from this Escrow Agreement or involving its subject matter, except for bad faith, gross negligence or willful misconduct of the Escrow Agent. The provisions of this Section 1.5(G) shall survive notwithstanding termination of this Escrow Agreement or resignation or removal of the Escrow Agent.

        (H) The Escrow Agent may resign at any time upon giving at least thirty
(30) days written notice to Buyer and Seller; provided, however, that no such
                                              --------  -------
resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Prior to the effectiveness of such resignation (the "Resignation Effective Date"), Buyer and Seller shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Upon the Resignation Effective Date, the Escrow Agent shall be discharged from any further duties and liability under this Escrow Agreement, except that Escrow Agent agrees to transfer the Escrow Fund as promptly as practicable following its receipt of a joint written instruction signed by the Buyer and Seller.

        (I) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Fund, unless the Escrow Agent receives written instructions, signed by an Authorized Person of each of Seller and Buyer, which eliminates such ambiguity or uncertainty.

        1.6 Fees. Each of Seller and Buyer shall be responsible for all fees, if
            ----
any, of the Escrow Agent for performance of its duties hereunder. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Escrow Agreement. In the event that the conditions of this Escrow Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Escrow Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. To the extent Buyer or Seller pays to Escrow Agent more than 50% of all amounts paid pursuant to subsection 1.5(G) or this Section 1.6, the other party shall be liable for such excess (and if Seller is so liable, such excess shall constitute "Obligations" reimbursable to Buyer from the Escrow Fund).

     2. MISCELLANEOUS

        2.1 Successors and Assigns. Except as otherwise expressly provided
            ----------------------
herein, all covenants and agreements contained in this Escrow Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successor, assigns, personal representative and heirs of the parties hereto whether so expressed or not.

     2.2  Severability.  Whenever possible, each provision of this Escrow
          ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Escrow Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Escrow Agreement.

     2.3  Counterparts.  This Escrow Agreement may be executed
          ------------
simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Facsimile signatures on counterparts of this Escrow Agreement shall be deemed original signatures; provided, however, that Buyer and Seller shall provide original signatures to Escrow Agent.

     2.4  Descriptive Headings; Interpretation.  The descriptive headings
          ------------------------------------
of this Escrow Agreement are inserted for convenience only and do not constitute a part of the body of this Escrow Agreement.

     2.5  Governing Laws.  This Escrow Agreement shall be construed and
          --------------
enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Escrow Agreement shall be governed by, the laws of the State of New York without giving effect to provisions thereof regarding conflict of laws. Any lawsuit brought by a party to this Escrow Agreement against any other party hereto shall be filed in the state or federal courts with proper jurisdiction sitting in the county and state in which the party being sued is located, and any counter-suits arising therefrom shall be brought in the same court.

     2.6  Amendment or Waiver.   This Escrow Agreement can be changed, waived,
          -------------------
discharged, or terminated only by a writing signed by Buyer, Seller and Escrow Agent. No delay or omission by any party in exercising any right under this Escrow Agreement will operate as a waiver. A waiver on any one occasion will not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

     2.7  Entire Agreement; No Third Party Beneficiary. This Escrow Agreement
          --------------------------------------------
constitutes the entire agreement between the parties relating to the holding, investment, and disbursement of the Escrow Fund and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Fund. Other than Buyer Indemnitees, no third party will be a beneficiary of this Escrow Agreement, or derive any rights or benefits, or have any causes of action, under this Escrow Agreement.

     2.8  Notices.  Any notice or other communication required or permitted
          -------
under this Escrow Agreement shall be deemed to have been duly given (i) five (5) business days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by successful transmission, (iii) when delivered, if delivered personally to the intended recipient and (iv) three (3) business days following deposit with a nationally recognized courier service, in each case addressed as follows:

          (1)     If to Buyer:

          Experian Holdings, Inc.
          475 Anton Boulevard
          Costa Mesa, 92626
          Attn: Scott Leslie, Asst. General Counsel
          Tel: (714) 385-6131
          Fax: (714) 938-2513
          Wire instructions:

          (2)  With a copy to:

          Neal Aizenstein, Esq.
          Sonnenschein Nath &
          Rosenthal
          8000 Sears Tower
          Chicago IL  60606
          Telephone:  (312) 876-8938
          Facsimile:  (312) 876-7934

          (3)  If to Seller:

          Homestore.com, Inc.
          30700 Russell Ranch Road
          Westlake Village, California 91362
          Attn: General Counsel
          Telephone:  (805) 557-3920
          Facsimile:  (805) 557-2689
          Wire instructions:


          (4)  With a copy to:

          C. James Levin, Esq.
          O'Melveny & Myers LLP
          400 S. Hope Street
          Los Angeles, CA  90071
          Telephone:  (213) 430-6000
          Facsimile:  (213) 430-6407

          (5)  If to the Escrow Agent:

          Citibank, N.A.
          111 Wall Street, 14/th/ Floor, Zone 3
          New York, New York  10005
          Attn:  Agency & Trust
          Telephone:  (212) 657-6015
          Facsimile:  (212) 657-2762

          (6)  With a copy to:

          Herman H. Raspe, Esq.
          Patterson, Belknap, Webb & Tyler LLP
          1133 Avenue of the Americas
          New York, NY  10036
          Telephone:  212.336.2301
          Facsimile:  212.336.2222

     or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          2.9   Mutual Drafting.  This Escrow Agreement is the joint product of
                ---------------
the parties hereto and their respective counsel, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and counsel, and shall not be construed for or against any party hereto on the basis of authorship thereof.

          2.10  Payments.  At any time the Escrow Agent is required to
                ---------
distribute any amounts held by or received by it under any provisions of this Escrow Agreement to Seller or Buyer, such distribution shall be effected by wire transfer of such amounts to the corresponding account designated by Seller or Buyer set forth in Section 2.8 above.

          2.11  Force Majeure.  Escrow Agent shall not incur any liability for
                -------------
not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

                  [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereby have executed this Escrow Agreement on the date first written above.


                                        HOMESTORE.COM, INC.

                                        By:__________________________
                                        Name:
                                        Title:


                                        EXPERIAN HOLDINGS, INC.

                                        By:__________________________
                                        Name:
                                        Title:


                                        CITIBANK, N.A., as Escrow Agent

                                        By:__________________________
                                        Name:
                                        Title:

                         EXHIBIT A TO ESCROW AGREEMENT

             [INSERT INCUMBENCY CERTIFICATE OF HOMESTORE.COM, INC.]

                              HOMESTORE.COM, INC.

                             INCUMBENCY CERTIFICATE


The undersigned certifies that s/he is the [INSERT TITLE] of Homestore.com, Inc. (the "Company"), and as such s/he is authorized to execute this Certificate and further certifies that the following persons have been elected or appointed, are qualified, and are now acting as officers of the Company in the capacity or capacities indicated below, and that the signatures set forth opposite their respective names are their true and genuine signatures. S/he further certifies that any of the persons listed below is authorized [individually or jointly with one other person (please choose one)] to sign agreements and give written instructions with regard to any matters pertaining to the Escrow Agreement dated
March   2002 and the appointment of Citibank N.A. as Escrow Agent:

Name                     Title /  Phone                     Signature


IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company this ______ day of _____________, _______.


                                    __________________________
                                    SIGNED BY SOMEONE WHOSE
                                    NAME IS NOT INCLUDED IN THE
                                    ABOVE LIST

Call Back Authorized Individuals:

The below listed persons (must list at least two individuals) have been designated Call Back Authorized Individuals of Company and will be notified by Citibank N.A. upon the release of Escrow Funds from the Escrow Account unless an original "Standing or Predefined Instruction" letter is on file with the Escrow Agent.

Name:                         Telephone #:

                         EXHIBIT B TO ESCROW AGREEMENT

           [INSERT INCUMBENCY CERTIFICATE OF EXPERIAN HOLDINGS, INC.]

                           [EXPERIAN HOLDINGS, INC.]

                             INCUMBENCY CERTIFICATE


The undersigned certifies that s/he is the [INSERT TITLE] of Experian Holdings, Inc. (the "Company"), and as such s/he is authorized to execute this Certificate and further certifies that the following persons have been elected or appointed, are qualified, and are now acting as officers of the Company in the capacity or capacities indicated below, and that the signatures set forth opposite their respective names are their true and genuine signatures. S/he further certifies that any of the persons listed below is authorized [individually or jointly with one other person (please choose one)] to sign agreements and give written instructions with regard to any matters pertaining to the Escrow Agreement dated March , 2002 and the appointment of Citibank N.A. as Escrow Agent:

Name                     Title /  Phone            Signature


IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company this ______ day of _____________, _______.


                                    __________________________
                                    SIGNED BY SOMEONE WHOSE
                                    NAME IS NOT INCLUDED IN THE
                                    ABOVE LIST

Call Back Authorized Individuals:

The below listed persons (must list at least two individuals) have been designated Call Back Authorized Individuals of Company and will be notified by Citibank N.A. upon the release of Escrow Funds from the Escrow Account unless an original "Standing or Predefined Instruction" letter is on file with the Escrow Agent.

Name:                         Telephone #:

                                   Exhibit B
                       Legal Opinion of Seller's Counsel

[Closing Date]


Experian Holdings, Inc.
475 Anton Boulevard
Costa Mesa, California 92626

     Re:  Sale of Stock of Homestore Consumer Information Corp.
          -----------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to HOMESTORE.COM, Inc., a Delaware corporation ("Seller"), in connection with the sale by Seller and the purchase by Experian Holdings, Inc., a Delaware corporation ("Buyer") of all the common stock of Homestore Consumer Information Corp., a Delaware corporation (the "Shares") pursuant to the Stock Purchase Agreement dated as of March __, 2002 (the "Stock Purchase Agreement"), by and between the Buyer and Seller. We have also reviewed the Escrow Agreement dated __________ __, 2002 executed by Citibank, N.A., as escrow agent, Buyer and Seller (the "Escrow Agreement," together with the Stock Purchase Agreement, collectively, the "Agreements"). We are providing this opinion to you at the request of the Seller pursuant to
Section 7.4 of the Stock Purchase Agreement. All capitalized terms used in this opinion and not defined herein will have the meanings given in the Stock Purchase Agreement.

          In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate.

          As to relevant factual matters, we have relied upon, among other things, the Sellers' factual representations in the Certificate of Seller, dated __________, 2002 (the "Certificate of Seller"), a copy of which is attached hereto as Exhibit A. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

          We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent the Seller's obligations under the Agreements to which any Seller is a party depend on the due authorization, execution and delivery of the Agreements by the other parties to the Agreements (other than the Seller), we have assumed that the Agreements have been so authorized, executed and delivered.

          On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

          (a) Seller, Company and ConsumerInfo, Inc. (the "Subsidiary"), are corporations duly incorporated and validly existing under the laws of the State of Delaware. Seller has corporate power to enter into the Agreements and to perform its obligations under the Agreements. Seller has corporate power to conduct any activity that a corporation organized under the General Corporation Law of Delaware may conduct.

          (b) The execution, delivery and performance by Seller of the Agreements to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller, and the Agreements to which Seller is a party have been duly executed and delivered by Seller.

          (c) The Agreements to which Seller is a party constitute the legally valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

          (d) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock. The outstanding shares of the capital stock of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

          (e) Upon payment for and delivery to Buyer in California of the Shares in accordance with the Stock Purchase Agreement, assuming Buyer is acquiring the Shares without notice of any adverse claim, Buyer will acquire the Shares free and clear of any adverse claim as defined in Division 8 of the Uniform Commercial Code.

          (f) The execution and delivery by the Seller of the Agreements do not, and the Seller's performance of its obligations under the Agreements, will not (i) violate the charter documents or by-laws of Seller, Company or the Subsidiary or (ii) breach or otherwise violate any existing obligation of or restriction on the Company, Seller or the Subsidiary under any order, judgment or decree of any California or federal court or governmental authority binding on the Company or the Subsidiary and identified in the Certificate of Seller.

          (g) The execution and delivery by the Seller of the Agreements do not, and the Seller's performance of its obligations under the Agreements will not, violate the current Delaware General Corporation Law or any current California or federal statute, rule or regulation that we have, in the exercise of customary due diligence, recognized as applicable to the Seller or to transactions of the type contemplated by the Agreements.

          (h) No order, consent, permit or approval of any California or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Company, the Subsidiary, Seller or to the transactions of the type contemplated by the Agreements is required on the part of the Seller or the Company or the Subsidiary for the execution and delivery of, and performance of its obligations under, the Agreements, except ______

          Our opinion in paragraph (c) above as to the enforceability of the Agreement is subject to:

          (i) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own negligence, willful misconduct or unlawful conduct;

          (ii) the unenforceability under certain circumstances of covenants not-to-compete;

          (iii) the unenforceability under certain circumstances of provisions waiving the right to a jury trial; and

          (iv) the unenforceability under certain circumstances of choice of law provisions.

          We express no opinion with respect to the creation, attachment or priority of any security interests, or your ability to collect attorney's fees and costs in an action involving the Agreement if you are not the prevailing party in that action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that where a contract permits one party thereto to recover attorney's fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorney's fees). We also express no opinion regarding (i) any federal securities law, or Blue Sky or state securities laws, (ii) (except as to filings under the Hart Scott Rodino Antitrust Act of 1974, as amended) any federal or state antitrust or unfair competition laws, (iii) any pension and employee benefit laws or regulations, (iv) compliance with fiduciary requirements, (v) federal or state environmental laws or regulations and (vi) federal or state land use or subdivision laws or regulations.

          The law covered by this opinion is limited to the present federal law of the United States, the General Corporation Law of the state of Delaware (as to paragraphs (a) and (b) and (d)) and the present law of the State of California. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

          For purposes of the opinion expressed in paragraphs (f), (g) and (h), we have assumed that the Seller will not in the future take any discretionary action (including a decision not to act) permitted by the Agreement that would cause the performance of the Agreement to constitute a violation or breach of or default under any of the orders, judgments or decrees referred to in clause (ii) of paragraph (f) or violate any California or federal statute, rule or regulation, require an order, consent, permit or approval to be obtained from a California or federal governmental authority.

          This opinion is furnished by us as counsel for the Seller and may be relied upon by you only in connection with the Agreements. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.

                                Respectfully submitted,